                                 SORRENTO RIM II

                                  OFFICE LEASE

         This Office Lease (the "LEASE"), dated as of the date set forth in
Section 1 of the Summary of Basic Lease Information (the "SUMMARY"), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership ("LANDLORD"), and NEWGEN RESULTS CORPORATION, a Delaware corporation ("TENANT").

                       SUMMARY OF BASIC LEASE INFORMATION


         TERMS OF LEASE                               DESCRIPTION
         --------------                               -----------
1.       Date:                               March 27, 2000

2.       Premises

         2.1      Building:                  That certain three (3)-story
                                             building to be located on the
                                             Northeast quadrant of Mira Mesa
                                             Boulevard and Genetic Center
                                             Drive in the "Project," which
                                             building shall contain
                                             approximately 102,875 rentable
                                             square feet of space.

         2.2      Premises:                  All of the approximately
                                             102,875 rentable square feet of
                                             space located in the Building
                                             and that certain three (3)
                                             level "Building Parking
                                             Structure," as that term is set
                                             forth in Section 1.1.2 of the
                                             Lease, all as further set forth
                                             in EXHIBIT A to the Office
                                             Lease.

         2.3      Project:                   The Building is part of a
                                             single-building office project
                                             known as "Sorrento Rim II", as
                                             further set forth in SECTION
                                             1.1.2 of this Lease.


3.       Lease Term
         (Article 2).

         3.1      Length of Term:            Fifteen (15) years and no
                                             (0) months.

         3.2      Lease Commencement Date:   April 1, 2001, subject to
                                             extension pursuant to Section 4
                                             of the Tenant Work Letter
                                             attached to this Lease as
                                             EXHIBIT B.

         3.3      Lease Expiration Date:     The date immediately preceding
                                             the 15th anniversary of the
                                             Lease Commencement Date.

         3.4      Option Term(s):            Two (2) five (5)-year options
                                             to renew, as more particularly
                                             set forth in Section 2.2 of
                                             this Lease.

4.       Base Rent (Article 3):


                                                                                                    Monthly
                                                                       Monthly                    Rental Rate
                                         Annual                      Installment                 per Rentable
Lease Year                             Base Rent                    of Base Rent                  Square Foot
----------                             ---------                    ------------                  -----------
1-2                                    $2,789,970.00                   $232,497.50                    $2.26
3-4                                    $2,985,021.00                   $248,751.75                    $2.418
5-6                                    $3,193,651.44                   $266,137.62                    $2.587
7-8                                    $3,418,330.44                   $284,860.87                    $2.769
9-10                                   $3,656,589.00                   $304,715.75                    $2.962
11-12                                  $3,913,365.00                   $326,113.75                    $3.170
13-14                                  $4,187,424.00                   $348,952.00                    $3.392
15                                     $4,480,000.44                   $373,333.37                    $3.629


6.       Tenant's Share                      One hundred percent (100%).
         (Article 4):

7.       Permitted Use                       Tenant shall use the Premises
         (Article 5):                        solely for general office,
                                             engineering, customer support
                                             and service, telemarketing,
                                             customary purposes ancillary to
                                             the foregoing, and any other
                                             legally permitted use pursuant
                                             to the M1B zoning applicable to
                                             the Building.

8.       Security Deposit                    Tenant shall fund a letter of
         (Article 21):                       credit in an initial amount of
                                             $2,789,970.00, in the form more
                                             particularly set forth in
                                             Article 21, and subject to
                                             reductions pursuant to the
                                             terms of Article 21.

9.       Parking Passes                      No less than nine hundred (900)
         (Article 28):                       reserved, exclusive parking spaces
                                             in the Building Parking
                                             Structure and the surface
                                             parking spaces, located
                                             adjacent to the Building as
                                             more particularly indicated on
                                             EXHIBIT A.

10.      Address of Tenant                   NewGen Results Corporation
         (Section 29.18):                    12680 High Bluff Drive, Suite 300
                                             San Diego, California  92130
                                             Attention: Mr. Chris Clark or
                                                        the Facilities Manager
                                                        (Prior to Lease
                                                        Commencement Date)

         and                                 at the Premises to the
                                             attention of Mr. Chris Clark
                                             (After Lease Commencement Date)

         with a copy to:                     Procopio, Cory, Hargreaves &
                                             Savitch LLP
                                             530 B Street, Suite 2100
                                             San Diego, California  92101-4469
                                             Attention: Todd E. Leigh, Esq.

11.      Address of Landlord                 See Section 29.18 of the Lease.
         (Section 29.18):

12.      Broker(s)                           Mr. David B. Marino
         (Section 29.24):                    Executive Vice President
                                             The Irving Hughes Group
                                             501 West Broadway, Suite 2020
                                             San Diego, CA  92101

13.      Tenant Improvement Allowance        $30.00 per Rentable Square Foot of
         (Section 2 of EXHIBIT B):           the Premises ($3,086,250.00 based
                                             on 102,875 Rentable Square Feet
                                             of Space).

                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS


     1.1 PREMISES, BUILDING, PROJECT AND COMMON AREAS.

         1.1.1 THE PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises which are to be constructed by Landlord and are set forth in Section 2.2 of the Summary (the "PREMISES"). The outline of the Premises is set forth in EXHIBIT A attached hereto and the Premises shall have approximately the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of EXHIBIT A is to show the approximate location of the "Building" and the "Building Parking Facility," as those terms are defined in Section 1.1.2, below, only, and such
Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "COMMON AREAS," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "PROJECT," as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as EXHIBIT B (the "TENANT WORK LETTER"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the "Base Building," as that term is defined in Section 1.1 of the Tenant Work Letter and
Section 8.2 of this Lease, by Tenant shall conclusively establish that the Base Building is at such time in good and sanitary order, condition and repair, subject only to punchlist items and Landlord's obligations set forth in Article 7 of this Lease with respect to the condition and repair of the Base Building, including, without limitation, Landlord's obligation to maintain in accordance with Section 7.1 the "Building Structure" and the "Building Systems," as those terms are defined in Section 7.1 of this Lease.

         1.1.2 THE BUILDING AND THE PROJECT. The Premises shall consist of the building set forth in Section 2.1 of the Summary (the "BUILDING") and the three
(3) level parking structure located adjacent to the Building (the "BUILDING PARKING STRUCTURE"). The Building and Building Parking Structure are part of a single building office project known as "Sorrento Rim II." The term "PROJECT," as used in this Lease, shall mean (i) the Building and the Common Areas as shown on the Project Site Plan attached hereto as EXHIBIT A-1, (ii) the land (which is improved with landscaping, parking areas and other improvements) upon which the Building and the Common Areas are located, the legal description of which is attached hereto as EXHIBIT A-2, and (iii) the Building Parking Structure, the land upon which the Building Parking Structure is located, and the surface parking located on the Project as more particularly indicated on EXHIBIT A-1, which, collectively, shall contain no fewer than 900 reserved, exclusive parking spaces.

         1.1.3 COMMON AREAS. Tenant shall have the exclusive right to use, subject to the rules and regulations referred to in Article 5 of this Lease and the "CC&R's," as that term is set forth in Section 5.3 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of adjacent projects (the "COMMON AREAS"). The Common Areas shall consist of the portion of the Building and Project designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such reasonable "Rules and Regulations" as Landlord may make from time to time as provided in Section 5.2 of this Lease, provided that Landlord shall at all times maintain and operate the Common Areas in a first-class manner consistent with the "Comparable Buildings," as such term is defined in Section 1.5.2 of this Lease. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, as long as such changes do not change the nature of the Project to something other than a first-class office building project or materially, adversely effect Tenant's use of the Premises for the Permitted Use, as set forth in Section 7 of the Summary, or Tenant's ingress to or egress from the Project, Building, the Premises or the parking areas servicing the same. Except when and where Tenant's right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by law, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of ingress and egress to the Premises, the Building and the Project parking areas twenty-four (24) hours per day, seven (7) days per week, commencing on the "Initial Base Building Delivery Date," as that term is defined in Section 1 of the Tenant Work Letter, and continuing until the date this Lease terminates.

     1.2 VERIFICATION OF RENTABLE SQUARE FEET OF PREMISES AND BUILDING. For purposes of this Lease, "rentable square feet" and "usable square feet" shall be calculated pursuant to Standard Method of Measuring Floor Area in Single Tenant Office Building, ANSI Z65.1 - 1996 ("BOMA"). Within thirty (30) days after the Lease Commencement Date, Landlord's space planner/architect shall measure the rentable and usable square feet of the Premises, and thereafter the rentable and usable square feet of the Premises is subject to verification from time to time by Landlord's space planner/architect and such verification shall be made in accordance with the provisions of this SECTION 1.2. Tenant shall have the right, exercisable within forty-five (45) days after its written receipt of such determination by Landlord's space planner/architect, to remeasure the Premises within such forty-five (45) day period. Landlord shall have ten (10) business days after its receipt of the results of such remeasurement to either (i) accept Tenant's remeasurement determination in writing, in which event all amounts, percentages and figures appearing or referred to in this Lease based upon an incorrect amount (including, without limitation, the amount of the Rent and the Tenant Improvement Allowance) shall be modified in accordance with such determination, or (ii) reject Tenant's determination in which event such dispute will be resolved pursuant to binding arbitration by (and in accordance with the rules of) the American Arbitration Association. Upon the resolution of such dispute through such binding arbitration, (i) all amounts, percentages and figures appearing or referred to in this Lease based upon an incorrect amount (including, without limitation, the amount of the Rent and Tenant Improvement Allowance) shall be modified in accordance with such determination, and (ii) any payments due to Landlord from Tenant based upon the amount of square feet contained in the Premises shall be proportionally, retroactively (to the point of the applicable verification initiating such process) and prospectively reduced or increased, as appropriate, to reflect the actual number of square feet as properly remeasured under the BOMA standard. In any event, upon reaching a final determination, it will be confirmed in writing by Landlord and Tenant.

     1.3 NEW BUILDING OPTION. Throughout the initial Lease Term and the first "Option Term," as that term is set forth in Section 2.2.1 of this Lease, if any, Landlord hereby grants to the "Original Tenant," and its "Affiliates," as those terms are defined in Section 2.2.1 and 14.8 of this Lease, respectively, an exclusive option to lease a new building on the northern portion of the Project (the "NEW BUILDING"), the exact location of which New Building is to be determined at the time of, and in connection with, Tenant's exercise of Tenant's option set forth in this Section 1.3. Tenant's option to lease such New Building (the "NEW BUILDING OPTION") shall be on the terms and conditions set forth in this Section 1.3.

         1.3.1 TENANT DEMAND. During the initial Lease Term and the first Option Term, if any, Tenant may, upon written notice (the "NEW BUILDING DEMAND NOTICE") to Landlord, irrevocably exercise its option to lease the New Building, in which event Landlord shall, subject to the remaining terms and conditions of this
Section 1.3.1, construct the New Building. Notwithstanding the foregoing, Landlord may, (1) within ten (10) business days following receipt of the New Building Demand Notice, provide Tenant with a factually correct written notice (the "UNAVAILABILITY NOTICE") that Landlord does not then possess the required governmental entitlements to construct such New Building containing a minimum of 50,000 rentable square feet up to 80,000 rentable square feet (the exact square footage of such New Building to be determined and agreed upon by Landlord and Tenant pursuant to Section 1.3.3, below), or (2) within twenty (20) business days following the "New Building Rent Meeting," as that term is set forth in
Section 1.3.3 below, provide Tenant with a written notice (the "FAILURE TO AGREE NOTICE") that Landlord, in its sole and absolute discretion, was unable to reach an agreement with Tenant regarding the "New Building Rent," as that term is set forth in Section 1.3.3, below, in which event the New Building Demand Notice shall be void and of no force or effect, and Landlord shall have no obligation to construct the New Building and lease the same to Tenant based upon Tenant's delivery of the New Building Demand Notice, but Tenant shall have the continuing option, from time to time during the initial Lease Term and the first Option Term, if any, to send another New Building Demand Notice to Landlord in accordance with and subject to the terms and conditions of this Section 1.3. In the event that Landlord does not deliver the Unavailability Notice or Failure to Agree Notice pursuant to the terms and conditions of this Section 1.3.1, then within thirty (30) business days following receipt of the New Building Demand Notice, Landlord shall deliver to Tenant a written notice (the "NEW BUILDING TERMS NOTICE") indicating the exact location and approximate size of the New Building and the New Building Rent.

         1.3.2 DELIVERY OF THE NEW BUILDING. Landlord shall deliver the New Building to Tenant in the "Initial NB Delivery Condition," as that term is set forth hereinbelow, on or before the "INITIAL NB DELIVERY DATE" which in such instance shall be eighteen (18) months following the "New Building Option Trigger Date," as that term is defined, below, and shall deliver the New Building to Tenant in the "Final NB Building Delivery Condition," as that term is set forth hereinbelow, on or before the "New Building Commencement Date," as that term is defined in Section 1.3.5.2, below; provided, however, such Initial NB Delivery Date and New

Building Commencement Date shall be subject to Force Majeure. Landlord shall deliver the base building drawings applicable to the New Building to Tenant at least thirty (30) days prior to the date Landlord submits such base building drawings to the appropriate governmental agencies/entities for the required approvals and permits. For purposes of this Section 1.3.2, the "NEW BUILDING OPTION TRIGGER DATE" shall be the date Landlord delivers the New Building Terms Notice. For purposes of this Section 1.3, (a) the "Initial NB Delivery Condition" shall mean the same as the "Initial Delivery Condition," as that term is defined in Section 1.2 of the Tenant Work Letter, and (b) the "Final NB Delivery Condition" shall mean the same as the "Final Delivery Condition," as that term is defined in Section 1.2 of the Tenant Work Letter.

         1.3.3 NEW BUILDING RENT. Unless Landlord has delivered an Unavailability Notice to Tenant pursuant to Section 1.3.1, above, Landlord and Tenant shall, within ten (10) business days following Landlord's receipt of the New Building Demand Notice from Tenant, meet (the "NEW BUILDING RENT MEETING") to determine the rent to be payable by Tenant for, and the other material economic terms (including the approximate size of the New Building and any credit enhancement by Tenant) relating to, the New Building (the "NEW BUILDING RENT"). Upon agreement by Landlord and Tenant of the New Building Rent, which agreement shall be in writing, Tenant shall be deemed to have irrevocably exercised the New Building Option set forth in this Section 1.3. In the event Landlord and Tenant are unable to reach agreement in such initial New Building Rent Meeting, Landlord and Tenant shall schedule additional New Building Rent Meetings in which to attempt to reach agreement on such New Building Rent. In the event Landlord and Tenant do not agree in writing, each in their sole and absolute discretion, upon the New Building Rent within twenty (20) business days of the initial New Building Rent Meeting, Landlord shall be deemed to have delivered to Tenant the Failure to Agree Notice, pursuant to the terms of
Section 1.3.1, above.

         1.3.4 CONSTRUCTION IN NEW BUILDING. Tenant shall take the New Building in its "as is" condition, except as specifically set forth in this Section 1.3. The construction of improvements in the New Building shall comply with the terms and conditions of EXHIBIT B attached hereto (provided, however, the appropriate modifications shall be made thereto to reflect the appropriate tenant improvement allowance and the other provisions of the New Building Rent).

         1.3.5 AMENDMENT TO LEASE.

               1.3.5.1 IN GENERAL. If Tenant timely exercises Tenant's option to lease the New Building as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease (the "NEW BUILDING AMENDMENT") for such New Building upon the terms set forth in the New Building Term Notice, but otherwise upon the terms and conditions set forth in this Lease and this Section 1.3. Notwithstanding the foregoing, Landlord may, at its sole and absolute option, require that a separate lease be executed by Landlord and Tenant in connection with Tenant's lease of the New Building, in which event such lease (the "NEW BUILDING LEASE") shall be on the same terms and conditions as the initial Premises, except as provided in this Section 1.3 and in this Lease. The New Building Lease, if applicable, shall be executed by Landlord and Tenant within thirty (30) days following Tenant's exercise of its option to lease the New Building.

               1.3.5.2 TERM. Tenant shall commence payment of Rent (subject to Section 1.3.3 of this Lease) for the New Building, and the term of the New Building (the "NEW BUILDING TERM") shall commence (the "NEW BUILDING COMMENCEMENT DATE") on the earlier of (i) the date Tenant opens for business in the New Building, and (ii) the date which is one hundred twenty (120) days after the Initial NB Delivery Date (the "NEW BUILDING TI CONSTRUCTION PERIOD"), provided that such New Building TI Construction Period (1) shall be considered in calculating the Market Rent, and (2) shall be extended for "Force Majeure Delays" and "Landlord Caused Delays," as those terms are defined in Section 5 of the Tenant Work Letter, and shall terminate on (A) the expiration date of this Lease if the New Building Commencement Date occurs during the first five (5) years of the initial Lease Term, or (B) the last day of the month in which the tenth (10th) anniversary of the New Building Commencement Date occurs if the New Building Commencement Date occurs after the first five (5) years of the initial Lease Term. In the event the termination date with regard to the New Building is to be determined pursuant to option (B) in the preceding sentence, then notwithstanding anything in this Lease to the contrary, Tenant shall, concurrently with Tenant's delivery of the New Building Demand Notice, deliver written notice to Landlord of Tenant's desire to extend the initial Lease Term for the initial Premises to be coterminous with Tenant's lease of the New Building, in which case Tenant's lease of the initial Premises for the period following the original Lease Expiration Date and continuing through and including the expiration date for the New Building shall continue on the same terms and conditions as set forth in this Lease, provided that the Base Rent payable by Tenant for the initial Premises for such period (which shall be deemed an additional Option Term) shall be determined in accordance with the provisions of Section 2.2.2 of this Lease with regard to the determination of Option Rent and all other terms and conditions relating to the Lease Term shall continue to apply to the initial Premises.

         1.3.6 TERMINATION OF NEW BUILDING OPTION. The option contained in this
Section 1.3 shall be personal to the Original Tenant and its Affiliates and may only be exercised by the Original Tenant and/or its Affiliates, and shall expire on the later to occur of (i) the last day of the initial Lease Term, or (ii) the last day of the first Option Term, if any. Tenant shall not have the option to lease the New Building, as provided in this Section 1.3, if, as of the date of the attempted exercise of any New Building Option, (A) Tenant is in Default under this Lease (beyond any applicable notice and cure periods), or (B) Tenant is not in possession of at least ninety percent (90%) of the initial Premises.

                                   ARTICLE 2

                         INITIAL LEASE TERM; OPTION TERM

     2.1 INITIAL LEASE TERM. The terms and provisions of this Lease shall be effective as of the date of this Lease, except for the provisions of this Lease which relate to the payment of Rent, which monetary obligations shall commence pursuant to the terms of Articles 3 and 4 of this Lease. The term of this Lease (the "LEASE Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "LEASE COMMENCEMENT DATE"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "LEASE EXPIRATION DATE") unless this Lease is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant, if accurate, shall execute and return to Landlord within five (5) business days of receipt thereof.

     2.2 OPTION TERM.

         2.2.1 OPTION RIGHT. Landlord hereby grants the Tenant originally named in this Lease (the "ORIGINAL Tenant") and its "Affiliates," as that term set forth in Section 14.8 of this Lease, two (2) five (5)-year options (each, an "OPTION TERM") to extend the Lease Term for the entire Premises. Such option(s) shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, Tenant is not in Default under this Lease. Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease term, Tenant is not in Default under this Lease, the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by the Original Tenant and its Affiliate (and not any assignee, subleasee or other transferee of the Original Tenant's interest in this Lease) if Original Tenant and/or its Affiliate (i) is in possession of the entire Premises, and (ii) has a "Net Worth," as that term is set forth in Section 14.8 of this Lease, equal to or greater than $30,000,000.00; provided, however, that if Original Tenant and/or its Affiliate does not satisfy the condition set forth in (ii), above, they may still exercise the rights contained in this Section 2.2 if they provide additional security as reasonably designated by Landlord.

         2.2.2 OPTION RENT. The Rent payable by Tenant during each Option Term (the "OPTION RENT") shall be equal to the Market Rent; provided, however, that the average annual, effective (including free rent, if applicable, on a straight line basis) base rent component of Market Rent, shall not be lower than the then existing "Base Rent," as that term is set forth in Article 3 of this Lease, in effect immediately prior to the commencement of such Option Term. For purposes of this Lease, the term "MARKET RENT" shall mean the base rent, which shall be adjusted to reflect a "triple net" transaction, including all escalations, at which tenants, as of the commencement of the applicable term are, pursuant to transactions completed within the prior twenty-four (24) months, leasing non-sublease, non-encumbered, non-synthetic, non-equity space comparable in size, location and quality to the Building for a "Comparable Term," as that term is defined in this Section 2.2.2 (the "COMPARABLE DEALS"), which comparable space is located in the "Comparable Buildings," as that term is defined in this
Section 2.2.2, giving appropriate consideration to the annual rental rates per rentable square foot (adjusting the base rent component of such rate to reflect a net value after accounting for whether or not utility expenses are directly paid by the tenant such as Tenant's direct utility payments provided for in
Section 6.1 of this Lease), the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively, the "RENT CONCESSIONS"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable spaces; (b) tenant improvements, refurbishments, repainting or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Building, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant, and (c) lease takeovers/assumptions, (d) relocation and moving allowances, (e) space planning allowances, and (f) all other inducements and concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to (x) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions, and (y) any period of rental abatement, if any, granted to tenants in Comparable Deals in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The term "COMPARABLE TERM" shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. If in determining the Market Rent for an Option Term, Tenant is entitled to a tenant improvement or comparable allowance for the improvement and/or refurbishment (including repainting) of the Premises (the "OPTION TERM TI ALLOWANCE"), to the extent that Tenant's final "Construction Drawings," as that term is defined in Section 3.1 of the Tenant Work Letter, for the Premises, as approved by Landlord, do not require the entirety of Option Term TI Allowance, Landlord may, at Landlord's sole and absolute option, elect any or a portion of the following: (A) to grant some or all of the excess Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration that Tenant will not receive the total dollar value of such excess Option Term TI Allowance (in which case the excess Option Term TI Allowance evidenced in the effective rental rate shall not be granted to Tenant); provided, however, that notwithstanding Landlord's election to grant some or all of the excess Option Term TI Allowance to Tenant pursuant to option (A), above, Tenant may elect, upon timely written notice to Landlord, to instead use such excess to reduce the rental rate component of the Market Rent pursuant to option (B), above. The term "COMPARABLE BUILDINGS" shall mean other office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities (specifically including the presence of, and exclusive access to, parking spaces), size and appearance, and are located in the Sorrento Mesa and Mira Mesa areas of Southern California (the "COMPARABLE AREA").

         2.2.3 EXERCISE OF OPTION. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this
Section 2.2.3. Tenant shall deliver notice (the "EXERCISE NOTICE") to Landlord not more than fifteen (15) months nor less than nine (9) months prior to the expiration of the then Lease Term, stating that Tenant is exercising its option. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant's calculation of the Market Rent (the "TENANT'S OPTION RENT CALCULATION"). Landlord shall deliver notice (the "Landlord Response Notice") to Tenant on or before the later to occur of (i) the date which is thirty (30) days after Landlord's receipt of the Exercise Notice and Tenant's Option Rent Calculation, or (ii) the date which is nine (9) months prior to the expiration of the then Lease Term (the "Landlord Response Date"), stating that (A) Landlord is accepting Tenant's

Option Rent Calculation as the Market Rent, or (B) rejecting Tenant's Option Rent Calculation and setting forth Landlord's calculation of the Market Rent (the "LANDLORD'S OPTION RENT CALCULATION"). Within thirty (30) days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord's Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord's Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4.

         2.2.4 DETERMINATION OF MARKET RENT. In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant's objection or deemed objection to the Landlord's Option Rent Calculation (the (the "Outside Agreement Date"), then in connection with the Option Rent, Landlord's Option Rent Calculation and Tenant's Option Rent Calculation, each as previously delivered to the other party, shall be submitted to the arbitrators pursuant to the terms and conditions of this Section 2.2.4. The submittals shall be made concurrently with the selection of the arbitrators pursuant to this
Section 2.2.4 and shall be submitted to arbitration in accordance with Section
2.2.4.1 through 2.2.4.7 of this Lease, but subject to the conditions, when appropriate, of Section 2.2.3.

               2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first-class office properties in the Comparable Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent, is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed ("ADVOCATE ARBITRATORS").

               2.2.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator agree upon and appoint a third arbitrator ("NEUTRAL ARBITRATOR") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that neither the Landlord or Tenant or either party's Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.

               2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the Neutral Arbitrator reach a decision as to Market Rent and determine whether the Landlord's Option Rent Calculation or Tenant's Option Rent Calculation as submitted pursuant to Section 2.2.4.1 and Section 2.2.3 of this Lease is closest to Market Rent as determined by the arbitrators and simultaneously publish a ruling ("Award") indicating whether Landlord's Option Rent Calculation or Tenant's Option Rent Calculation is closest to the Market

Rent as determined by the arbitrators. Following notification of the Award, the Landlord's Option Rent Calculation or Tenant's Option Rent Calculation, whichever is selected by the arbitrators as being closest to Market Rent shall become the then applicable Market Rent.

               2.2.4.4 The Award issued by the majority of the three arbitrators shall be binding upon Landlord and Tenant.

               2.2.4.5 If either Landlord or Tenant fail to appoint an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section
2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

               2.2.4.6 If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

               2.2.4.7 The cost of arbitration shall be paid by the party whose Landlord's Option Rent Calculation or Tenant's Option Rent Calculation, as the came may be, is not selected by the arbitrators pursuant to this Section 2.2.4.

     2.3 TERMINATION RIGHT.

         2.3.1 EXERCISE OF TERMINATION RIGHT. Provided Tenant has not previously exercised the New Building Option set forth in Section 1.3 of this Lease, Tenant shall have the one-time right to terminate and cancel this Lease effective as of the tenth (10th) anniversary of the Lease Commencement Date (the "TERMINATION DATE"), provided that (i) not later than twenty-four (24) months prior to the Termination Date, Landlord receives written notice from Tenant (the "TERMINATION NOTICE") that Tenant intends to terminate this Lease pursuant to the terms of this Section 2.3, and (ii) not later than twelve (12) months prior to the Termination date, Landlord receives cash from Tenant in the amount of Twelve Million Seven Hundred Thousand and No/100 Dollars ($12,700,000), as consideration for such early termination (the "TERMINATION FEE"). Upon Tenant's delivery of the Termination Notice to Landlord, all of Tenant's rights under
Section 1.3 (with respect to the New Building) and Section 2.2 (with respect to the Option Term) and, as of the Termination Date, all of Tenant's rights to any future lease concessions shall automatically terminate and be of no further force and effect regardless of whether this Lease thereafter shall be terminated in accordance with the terms of this Section 2.3.

         2.3.2 TERMINATION OF LEASE. Provided that Tenant timely elects to terminate this Lease in accordance with Section 2.3.1, above, this Lease shall automatically terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under this Lease, as of the Termination Date, except with respect to those obligations set forth in this Lease which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease. The termination right contained in this Section 2.3 shall be personal to the Original Tenant and its Affiliates, and may only be exercised by Original Tenant and its Affiliates (and not by any other assignee, sublessee or other transferee of Original Tenant's interest in this Lease).

         2.3.3 NO TENANT DEFAULT. Notwithstanding anything to the contrary contained in this Section 2.3, Tenant shall have no right to exercise the termination right set forth in this Section 2.3 if Tenant is in default under this Lease as of the date of Tenant's delivery to Landlord of the Termination Notice or, at Landlord's option, at any time after such Termination Notice and prior to the Termination Date. If Tenant is in default under the Lease following Tenant's delivery to Landlord of the Termination Fee but prior to the Termination Date, then, at Landlord's option, the Termination Notice shall be null and void and of no further force or effect, and Landlord shall have the right to add the Termination Fee to the "L-C Security Deposit," as that term is defined in Article 21, below, held by Landlord under this Lease and, therefore, if Tenant defaults with respect to any provisions of this Lease, then Landlord shall have the right, without notice to Tenant, but not the obligation, to apply all or any part of the Termination Fee for the payment of any Rent or any other sum in default in accordance with Article 21, below. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, with respect to Landlord's use of the Termination Fee in connection with Tenant's default under this Lease.

                                   ARTICLE 3

                          BASE RENT; ABATEMENT OF RENT

     3.1 BASE RENT. Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place within the continental United States as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise expressly provided for in this Lease. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Base Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/30 of the then-applicable Monthly Installment of Base Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

     3.2 ABATEMENT OF RENT. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant's use of or ingress to or egress from the Building, Premises or Project; or (ii) any failure by Landlord to provide services, utilities or ingress to and egress from the Building, Premises or Project (any such set of circumstances as set forth in items (i) and (ii), above, to be known as an "ABATEMENT EVENT"), then Tenant shall give Landlord Notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such Notice (the "ELIGIBILITY PERIOD"), then, as Tenant's sole remedy vis-a-vis such Abatement Event, the Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use ("UNUSABLE AREA"), bears to the total rentable area of the Premises.

                                    ARTICLE 4

                                 ADDITIONAL RENT

     4.1 GENERAL TERMS. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "TENANT'S SHARE" of the annual "DIRECT EXPENSES," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "ADDITIONAL RENT", and the Base Rent and the Additional Rent are herein collectively referred to as "RENT." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

     4.2 DEFINITIONS OF KEY TERMS RELATING TO ADDITIONAL RENT. As used in this
Article 4, the following terms shall have the meanings hereinafter set forth:

         4.2.1 Intentionally Omitted.

         4.2.2 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

         4.2.3 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

         4.2.4 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate management principles, consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following to the extent they relate solely to the Project: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees (not to exceed an amount equal to the product of (1) three percent (3.0%) and (2) the Base Rent due under this Lease), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of alarm and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements (which shall include all replacements in excess of $5,000) or other costs incurred in connection with the Project (A) which are reasonably intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with conservation programs as legally required and enacted after the Lease Commencement Date, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date and if such condition was not subject to a variance or a grandfathered/grandmothered code waiver exception, would have then required to be remedied pursuant to then-current "Applicable Law," as that term is set forth in Article 24 of this Lease, in their form existing as of the Lease Commencement Date; provided, however, that any such permitted capital expenditure shall be amortized with interest over its useful life as Landlord shall reasonably determine; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building.

         Notwithstanding anything in this Section 4.2.4 to the contrary, for purposes of this Lease, Operating Expenses shall not, however, include the following:

                  (A) all costs relating to the maintenance and repair of the following structural items: (i) the foundation slab structure under the Building and/or the Building Parking Structure, (ii) exterior wall structure of the Building, and (iii) the roof structure of the Building (excluding the membrane).

                  (B) marketing costs, costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with prospective tenants or other occupants of the Project;

                  (C) except as otherwise specifically provided in this Section 4.2.4, costs incurred by Landlord in the repairs, capital additions, alterations or replacements made or incurred to rectify or correct defects in design, materials or workmanship in connection with the Base Building portions of the Project;

                  (D) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for prospective tenants or vacant rentable space;

                  (E) cost of utilities or services sold to Tenant or others for which Landlord is entitled to and actually receives reimbursement (other than through any operating cost reimbursement provision identical or substantially similar to the provisions set forth in this Lease);

                  (F) except as otherwise specifically provided in this Section 4.2.4, costs incurred by landlord for capital repairs, improvements, equipment and alterations to the Project which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied;

                  (G) costs incurred due to the violation by Landlord or any licensee of the terms and conditions of any lease or license of space in the Project;

                  (H) costs of general overhead and general administrative expenses, not including management fees and building office expenses which are included in operating expenses by landlords of Comparable Buildings;

                  (I) costs of any compensation and employee benefits paid to clerks, attendants or other persons in a commercial concession operated by Landlord;

                  (J) marketing costs, legal fees, space planner's fees, and advertising and promotional expenses and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Project;

                  (K) costs of electrical power for which Tenant directly contracts with and pays a local public service company

                  (L) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

                  (M) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project, costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses);

                  (N) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer;

                  (O) amounts paid as ground rental for the real property underlying the Project by the Landlord;

                  (P) costs for sculpture, paintings, fountains or other objects of art, other than those incurred in ordinary maintenance and repair;

                  (Q) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

                  (R) costs arising from Landlord's charitable or political contributions;

                  (S) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

                  (T) any costs covered by any warranty, rebate, guarantee or service contract which are actually collected by Landlord (which shall not prohibit Landlord from passing through the costs of any such service contract if otherwise includable in Operating Expenses);

                  (U) interest, late charges and tax penalties incurred as a result of Landlord's gross negligence, inability or unwillingness to make payments or file returns when due;

                  (V) all items and services for which Tenant reimburses
         Landlord;

                  (W) any costs included as a Tax Expense pursuant to Section
         4.2.5 below;

                  (X) any expense resulting from the gross negligence of Landlord, its agents, contractors or employees, or, to the extent landlord is entitled to reimbursement for such costs, to remedy damage caused by or resulting from the gross negligence of any licensees in the Project, including their agents, contractors and employees;

                  (Y) reserves for anticipated future expenses;

                  (Z) costs or repairs or other work occasioned by fire, casualty or other risk covered by insurance maintained (or obligated to be maintained pursuant to Article 10 of this Lease) by Landlord;

                  (AA) costs, fines, or fees incurred by Landlord due to Landlord's violations of any federal, state or local law, statute or ordinance, or any rule, regulation, judgment or decree of any governmental rule or authority;

                  (BB) any costs representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

                  (CC) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital item which is specifically excluded in this Lease (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services); and

                  (DD) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building.

         4.2.5 TAXES.

               4.2.5.1 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

               4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

               4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid; provided, however, Landlord shall not make such attempt without the prior written approval of Tenant, which approval shall not be unreasonably withheld or delayed; provided further, however, no such prior consent shall be required to the extent such costs and expenses to be included in Tax Expenses in such Expense Year is less than $750.00. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this ARTICLE 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section
4.2.5 (except as set forth in Section 4.2.4, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and
(iii) any items paid by Tenant under Section 4.5 of this Lease.

         4.2.6 "TENANT'S SHARE" shall mean the percentage set forth in Section 6 of the Summary.

     4.3 INTENTIONALLY OMITTED.

     4.4 CALCULATION AND PAYMENT OF ADDITIONAL RENT. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant's Share of Direct Expenses for each Expense Year.

         4.4.1 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT. Landlord shall use commercially reasonable efforts to give to Tenant within one hundred fifty (150) days following the end of each Expense Year, a statement (the "STATEMENT") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "ESTIMATED DIRECT EXPENSES," as that term is defined in Section
4.4.2 of this Lease, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses (an "EXCESS"), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord (provided that in the event that such failure continues for a period of six (6) months following receipt of Notice from Tenant, Tenant may elect to seek specific performance) or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant's Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days of Landlord's determination, deliver a check to Tenant in the amount of such Excess. The provisions of this
Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

         4.4.2 STATEMENT OF ESTIMATED DIRECT EXPENSES. In addition, Landlord shall, on or before March 31 of the then-current Expense Year, give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant's Share of Direct Expenses (the "ESTIMATED DIRECT EXPENSES"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4 (provided that in the event that such failure continues for a period of six (6) months following receipt of Notice from Tenant, Tenant may elect to seek specific performance), nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

     4.5 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE.

         4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

         4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of
Section 4.5.1, above.

         4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the

Building Parking Structure; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     4.6 LANDLORD'S BOOKS AND RECORDS. Within two (2) years after receipt of a Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, an employee of Tenant or an independent certified public accountant (which accountant is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable Notice to Landlord and at reasonable times, inspect Landlord's records with respect to the Statement at Landlord's offices, provided that Tenant is not then in Default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within two (2) years of Tenant's receipt of such Statement shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this
Section 4.6, and Tenant hereby waives any and all other rights pursuant to Applicable Law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

                                    ARTICLE 5

                                 USE OF PREMISES

     5.1 PERMITTED USE. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole but reasonable discretion.

     5.2 PROHIBITED USES. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; and (ii) offices or agencies of any foreign governmental or political subdivision thereof. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in EXHIBIT D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

     5.3 CC&RS. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project. Additionally, Tenant acknowledges that it is anticipated that the Project will be subject to that certain "Declaration of Covenants, Conditions and Restriction for Sorrento Rim Business Park," a substantially complete copy of which is attached hereto as EXHIBIT F-1 (the "CC&RS") which Landlord deems reasonably necessary and/or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a "Recognition of Covenants, Conditions, and Restriction," in a form substantially similar to that attached hereto as EXHIBIT F-2, agreeing to and acknowledging the CC&Rs or any amendment, modification or replacement of such CC&Rs; provided, however, that no changes are made to the substantially complete CC&Rs attached hereto (whether in such CC&Rs or such amendment, modification or replacement thereof), which have a material negative impact on the Project, Premises or Tenant's permitted use, occupancy and enjoyment thereof or Tenant's rights under this Lease.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

     6.1 STANDARD TENANT SERVICES. Landlord shall maintain and operate the Building in a manner consistent with the Comparable Buildings, and shall keep the Building Structure and Building Systems in condition and repair consistent with the Comparable Buildings.

     Notwithstanding the foregoing, Tenant shall pay for all utilities (including without limitation, electricity, gas and water) attributable to its use of the entire Premises. Such utility use shall include electricity, water, and gas use for lighting, incidental use and "HVAC," as that term is defined below. All such utility payments shall be excluded from Operating Expenses and shall be paid directly by Tenant prior to the date on which the same are due to the utility provider. Landlord shall, to the extent reasonably practicable and at Landlord's cost (subject to reimbursement from the Tenant Improvement Allowance pursuant to Section 2.2.1 of the Tenant Work Letter for the meter relating to Tenant's work spaces only, as opposed to the house, irrigation and project meters), separately meter the Premises, and shall otherwise equitably determine Tenant's use of such utilities.

     Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

         6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC"), at Tenant's cost and expense. Tenant hereby designates to Landlord the following number and timing of hours Tenant desires HVAC for each weekday and each weekend day (the "TENANT DESIGNATED HVAC HOURS"), and Landlord shall provide HVAC necessary for normal comfort for normal office use during the Tenant Designated HVAC Hours:
(i) twenty-four (24) hours per day Monday through Saturday, and (ii) 8:00 A.M. - 5:00 P.M. on Sundays. Subject to the foregoing, Tenant may change the Tenant Designated HVAC Hours upon not less than seventy-two (72) hours Notice (the "HVAC NOTICE") to Landlord; provided however, that Landlord shall cooperate with Tenant to establish a system by which Tenant change, on a short term basis, the hours during which the HVAC is operating. Following written request by Tenant from time to time but not more frequently than once each month, Landlord shall provide Tenant with a statement reasonably indicating the HVAC utilized by Tenant for its Premises as reflected by the meter.

         6.1.2 Landlord shall provide at Landlord's cost (subject to reimbursement from the Tenant Improvement Allowance pursuant to Section 2.2.1 of the Tenant Work Letter), as part of the Base Building, reasonably adequate utility services for Tenant's intended office use and occupancy of the Premises, including mechanical, electrical, plumbing and gas, all as more specifically set forth in the Base Building definition attached to the Tenant Work Letter.

         6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building.

         6.1.4 Tenant shall provide janitorial services to the Premises, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with the Comparable Buildings; provided, however, that at Tenant's reasonable request, Landlord shall provide such janitorial services to the Premises at Tenant's sole cost and expense.

         6.1.5 Landlord shall provide exclusive, non-attended automatic passenger elevator service for all elevators in the Building on a twenty-four hour a day, seven days a week basis (such hours to be the "BUILDING HOURS"), subject to closures for routine maintenance or repair, ; provided, however, Landlord shall use reasonable efforts to schedule the timing of such routine maintenance or repair, and shall otherwise use commercially reasonable efforts to minimize any interference with Tenant's Permitted Use and enjoyment of the Premises.

         6.1.6 Landlord shall, to the extent the Premises includes a freight elevator, provide exclusive freight elevator service during all Business Hours, subject to closures for routine maintenance or repair; provided, however, Landlord shall use reasonable efforts to schedule the timing of such routine maintenance or repair, and shall otherwise use commercially reasonable efforts to minimize any interference with Tenant's Permitted Use and enjoyment of the Premises.

         Tenant shall cooperate fully with Landlord at all times and abide by all reasonable and customary regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems, provided that the same do not materially adversely interfere with Tenant's permitted use of the Premises.

     6.2 INTENTIONALLY OMITTED.

     6.3 INTERRUPTION OF USE. Except as specifically set forth in Section 6.4 and 19.6 to the contrary, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as specifically set forth in this Lease to the contrary. Furthermore, except to the extent caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with mandatory controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable.

                                    ARTICLE 7

                                     REPAIRS

     7.1 IN GENERAL. Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, landscaping, fountains, water falls, exterior Project signage, stairwells, elevator cabs, plazas, art work, sculptures, men's and women's washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, "BUILDING STRUCTURE") and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems (collectively, the "BUILDING SYSTEMS"). Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent required because of Tenant's use of the Premises for other than normal and customary purposes specified in Section 7 of the Summary, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "BS/BS EXCEPTION"). Subject to Articles 11 and 13 and Section 29.36 of this Lease, Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all Tenant Improvements, "Alterations," as that term is defined in Section
8.1 of this Lease, fixtures, furniture, equipment and the floor or floors of the Building (excluding the slab) on which the Premises are located, in good order, repair and condition at all times during the Lease Term (but such obligation shall not extend to the Building Structure and the Building System except pursuant to the BS/BS Exception). In addition, except as provided as part of Landlord's repair obligations set forth above or elsewhere in this Lease, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation
Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances (but such obligation shall not extend to the Building Structure and the Building System except pursuant to the BS/BS Exception), except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, but only if Tenant fails to make such repairs and replacements, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

     7.2 TENANT'S RIGHT TO MAKE REPAIRS. Notwithstanding the provisions of
Section 7.1, above, if Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance as set forth in Section 7.1, above and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action. In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for similar work unless such contractors are unwilling or unable to perform such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in the Comparable Buildings; provided, however, those contractors used by Landlord in the Building for similar work shall be deemed unwilling or unable to perform such work to the extent the cost and fees of such contractor are not reasonably competitive with other qualified contractors which normally and regularly perform similar work in the Comparable Buildings. Further, if Landlord does not deliver a detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord (acting in good faith) delivers to Tenant within thirty
(30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord under this Lease; provided that under no circumstances shall Tenant be allowed to terminate this Lease based upon a such default by Landlord; provided further, however, the notice and cure periods otherwise required pursuant to SECTION 19.6 of this Lease shall be deemed to have been satisfied upon completion of the procedure specified in this SECTION 7.2.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

     8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises which affect the Building Structure, Building Systems or exterior appearance of the Building (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which materially adversely affects the Building Structure, Building Systems or the exterior appearance of the Building. In the event Landlord has not responded to Tenant's request for consent within such ten (10) day period, Tenant shall deliver to Landlord a second such request. In the event Landlord fails to respond (either affirmatively or negatively) to Tenant's second such request for consent within three (3) business days after its receipt of such second request, Landlord shall be deemed to have consented thereto. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

     8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that (i) the Alterations be consistent with the Permitted Use, (ii) Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided to and approved by Landlord, and (iii) upon Landlord's request (unless Landlord waived, at the time of Landlord's approval of any Alterations pursuant to the provisions of Section 8.5, below, its right to make such request), Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord's reasonable construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base

Building. The "BASE BUILDING" shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, within thirty
(30) days of completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" construction drawings of the Alterations (or, at Tenant's election, a copy of the final working drawings for such Alterations, with field changes shown legibly thereon) as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

     8.3 PAYMENT FOR IMPROVEMENTS. If payment is made directly to contractors, Tenant shall comply with all applicable laws relating to final lien releases and waivers in connection with Tenant's payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs and expenses reasonably incurred in connection with Landlord's review of such Alterations.

     8.4 CONSTRUCTION INSURANCE. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "BUILDER'S ALL RISK" insurance in a commercially reasonable amount given the scope and cost of the Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to
Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, to the extent the same is reasonable given Tenant's net worth and the magnitude of the Alterations, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

     8.5 LANDLORD'S PROPERTY. All Alterations, improvements, fixtures, equipment and/or appurtenances other than Tenant's trade fixtures and equipment which may be installed or placed in or about the Premises, from time to time, shall be and become the property of Landlord upon the expiration of this Lease. In addition to its trade fixtures and equipment, Tenant may also remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to (i) remove any Alterations or improvements in the Premises, and/or (ii) remove any "Above Building Standard Tenant Improvements," as that term is defined in the Tenant Work Letter, located within the deli, gym or computer room portion of the Premises and to repair any damage to the Premises and Building caused by such removal (reasonable wear and tear excepted) and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord (excepting the deli, gym and/or computer room portions of the Premises, which need only be returned to a building standard shell condition as determined by Landlord); provided, however, if, in connection with its request for Landlord's approval for particular Alterations,
(1) Tenant requests Landlord's decision with regard to the removal of such Alterations, and (2) Landlord thereafter agrees in writing to waive the removal requirement when approving such Alterations, then Tenant shall not be required to so remove such Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, in its approval of any Alterations, fails to address the removal requirement with regard to such Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations (to the extent required to be removed pursuant to SECTION 8.1 and this SECTION 8.5) or improvements in the Premises, and returns the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord (reasonable wear and tear accepted), then at Landlord's option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises by or on behalf of Tenant, which obligations of Tenant shall survive the expiration or earlier termination of this Lease for one (1) year following such expiration or earlier termination. At all times during the Term of this Lease, Tenant shall be entitled to remove, and Landlord shall have no interest in, Tenant's trade fixtures and equipment.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

     Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may, after an additional five (5) day notice to Tenant, pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

                                   ARTICLE 10

                                    INSURANCE

     10.1 INDEMNIFICATION AND WAIVER. Because Tenant is required to insure all of its Tenant Improvements and its furniture, fixtures and equipment and because of the requirements to provide waivers of subrogation, Tenant hereby assumes all risk of damage to property in the Premises, subject to the terms and conditions of the waiver of subrogation set forth below. Tenant hereby assumes all risk of injury to persons in, upon or about the Premises from any cause whatsoever unless caused by the negligence or willful misconduct of the "Landlord Parties," as that terms is set forth hereinbelow. Tenant agrees that Landlord, its partners, subpartners, parent organization, affiliates, subsidiaries, and their respective officers, directors, legal representative, successors, assigns, agents, servants, employees, and independent contractors and each of them (collectively, "LANDLORD PARTIES") shall not be liable to Tenant or the "Tenant Parties," as that term is set forth hereinbelow, for, and are hereby released from any responsibility to Tenant or the Tenant Parties for, any damage either to person in the Project or property of Tenant or the Tenant Parties in the Premises or resulting from the loss of use thereof, which damage is sustained by Tenant, the Tenant Parties or by other persons claiming through Tenant or the Tenant Parties, except for damage to property which Landlord insures or is required to insure pursuant to the terms and conditions of this Lease and except for injury to persons to the extent caused by the negligence or willful misconduct of the Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) (collectively, "CLAIMS") incurred in connection with or arising from any cause in or on the Premises or Project, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, partners, subpartners, parent organizations, affiliates, subsidiaries and their respective officers, directors, contractors, agents, servants, employees, invitees, guests or licensees of Tenant and each of them (collectively, "TENANT PARTIES") or any such person, in or on the Project, either prior to or during, the Lease Term provided that notwithstanding the foregoing, Tenant shall not be required to indemnify and hold Landlord harmless from any Claims (i) by any person, company or entity resulting from the negligence or willful misconduct of the Landlord Parties in connection with the Landlord Parties' activities in the Building or the Project (except for damage to the "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, and Tenant's personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease for any such Tenant Improvements or personal property, fixtures, furniture or equipment) or the Project, or (ii) resulting from damage to the Building Structure or Building Systems, and Landlord hereby so indemnifies and holds Tenant and Tenant Parties harmless from any such Claims and from any Claim resulting from injuries to persons caused by the negligence or willful misconduct of Landlord Parties outside of the Premises; provided further that because Landlord is required to maintain insurance on the

Building and the Project and Tenant compensates Landlord for such insurance as part of Tenant's Share of Direct Expenses and because of the existence of waivers of subrogation set forth in Section 10.5 of this Lease, Landlord hereby indemnifies and holds Tenant harmless from any Claim to any property to the extent such Claim is covered by such insurance (or would have been covered if Landlord had carried the insurance required hereunder), even if resulting from the negligent acts, omissions, or willful misconduct of the Tenant Parties. Similarly, since Tenant must carry insurance pursuant to this Article 10 to cover its personal property within the Premises, the Tenant Improvements, and the "Original Improvements," as that term is defined in Section 10.3.2 of this Lease, Tenant hereby indemnifies and holds Landlord harmless from any Claim to any property within the Premises, to the extent such Claim is covered by such insurance (or would have been covered if Tenant had carried the insurance required hereunder), even if resulting from the negligent acts, omissions or willful misconduct of the Landlord Parties. Pursuant to this Article 10, Tenant's agreement to indemnify and hold Landlord harmless, and Landlord's agreement to indemnify and hold Tenant harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to this Lease to the extent such policies cover the results of such acts, omissions or willful misconduct. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

     Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease which might sometimes be referred to as consequential damages.

     10.2 TENANT'S COMPLIANCE WITH LANDLORD'S FIRE AND CASUALTY INSURANCE. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts.

         10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and, to the extent customarily and commercially available, the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

               Bodily Injury and                 $5,000,000 each occurrence
               Property Damage Liability         $5,000,000 annual aggregate

               Personal Injury Liability         $5,000,000 each occurrence
                                                 $5,000,000 annual aggregate
                                                 0% Insured's participation

         10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "ORIGINAL IMPROVEMENTS"), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and may include, at Tenant's sole option, coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

         10.3.3 Worker's Compensation and Employer's Liability or other similar insurance in amounts necessary to comply with all applicable state and local statutes and regulations.

     10.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, Landlord's lender and Landlord's managing agent, if any, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-:VIII in Best's Insurance Guide and licensed to do business in the State of California;
(iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (v) provide that said insurance shall not be canceled or coverage changed unless ten (10) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

     10.5 SUBROGATION. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor; provided, however, that in the event a material additional premium would be charged therefor, either party can, by directly paying such additional premium, cause the other party to maintain such waiver of subrogation in such insurance policies.

     10.6 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, provided that in no event shall such increased amounts of insurance or such other reasonable types of insurance coverage be in excess of that being required by landlords of Comparable Buildings.

     10.7 LANDLORD INSURANCE REQUIREMENTS. Landlord shall insure the Building (including the Building Structure and Building Systems) and the Project during the Lease Term with an "All Risk" property insurance policy. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine, provided that to the extent consistent with the practices of landlords of the Comparable Buildings, such coverage shall (i) be for full replacement of the Building and the Project in compliance with all then existing Applicable Law; and (ii) be with companies and have policies meeting the criteria set forth in Section 10.4(iii) in this Lease. Additionally, at the sole and absolute option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. In addition, Landlord shall maintain a Commercial General Liability Insurance policy covering the insured against claims of bodily injury and personal injury, for limits of liability not initially less than $5,000,000 each occurrence and $5,000,000 annual aggregate for each of bodily injury and personal injury. Notwithstanding the foregoing terms and conditions of this Section 10.7, the coverage and amounts of insurance carried by Landlord in connection with the Building shall be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker's Compensation and Employee's Liability coverage as required by Applicable Law. Upon inquiry by Tenant, from time to time, Landlord shall inform Tenant of all such insurance carried by Landlord. Notwithstanding anything to the contrary set forth in this Section 10.7 or in Section 4.2.4 of this Lease, (1) the full cost of such earthquake or flood insurance shall be included as part of Operating Expenses during the first Expense Year, and (2) thereafter, in no event shall the cost of such earthquake or flood insurance included as Operating Expenses under this Lease exceed the "Earthquake/Flood Cap." For purposes of this Lease the "EARTHQUAKE/FLOOD CAP" shall mean the amount equal to the product of (A) one hundred ten percent (110%) of the amount such earthquake and/or flood insurance would have cost as of the Lease Commencement Date, and (B) a fraction, the numerator of which is the "Adjustment

Month Index," as that term is defined hereinbelow, occurring immediately prior to the date of such calculation, and the denominator of which is the "Base Month Index," as that term is set forth hereinbelow. "BASE MONTH INDEX" means the "Index," as that term is defined hereinbelow, for the calendar month which is three (3) months prior to the calendar month in which the Lease Commencement Date occurs. "ADJUSTMENT MONTH INDEX" means the Index for the month in any given year which is three (3) months prior to the calendar month in which the determination is being made. "INDEX" means the Consumer Price Index, All Urban Consumers (CPI-U), US City Average, All-items Index (1993-95 = 100), published by the United States Department of Labor, Bureau of Labor Statistics. If the base of the Index changes from the 1993-95 base 100, the Index shall thereafter be adjusted to the 1993-95 base 100 before the computation indicated above is made. If the Index cannot be converted to the 1993-95 base or if the Index is otherwise revised, the adjustment under this Article shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics. If the Index is at any time no longer published, a comparable index generally accepted and employed by the real estate profession, as determined by Landlord in Landlord's sole discretion, shall be used.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

     11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Except in instances where the Landlord Parties made Tenant aware of any such damage, Tenant shall promptly notify Landlord of any material damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building, Building Parking Structure and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building, Building Parking Structure and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws. Upon the occurrence of any damage to the Premises, upon notice (the "LANDLORD REPAIR NOTICE") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under
Section 10.3.2(ii) and (iii) of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, and from Landlord's insurance carrier, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work; provided Tenant shall have the right to reasonably approve the contractor and subcontracotrs. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand). In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date when rental interruption proceeds are no longer payable.

     11.2 LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease (or the applicable portion thereof), by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, if one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within nine (9) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the damage is not fully covered by Landlord's insurance policies (provided Landlord is deemed to have carried (except with regard to any applicable deductibles) one hundred percent (100%) replacement cost fire/casualty insurance); or (iii) the damage occurs during the last twelve (12) months of the Lease Term. If Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and if the repairs to be made by Landlord are not actually completed within nine (9) months of the date of discovery of the damage, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs to be made by Landlord are complete, by notice to Landlord (the "DAMAGE TERMINATION NOTICE"), effective as of a date set forth in the Damage Termination Notice (the "DAMAGE TERMINATION DATE"), which Damage Termination Date shall not be less than five (5) business days following Landlord's receipt of the Damage Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period of thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs to be made by Landlord shall be substantially completed within thirty (30) days after the Damage Termination Date. If such repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if such repairs shall not be substantially completed within such thirty-day period, then this Lease shall termination upon the expiration of such thirty-day period.

     11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

                                   ARTICLE 12

                                    NONWAIVER

     No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION

     13.1 CONDEMNATION. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, and if as a result thereof Tenant cannot conduct its business operations in substantially the same manner such business operations were conducted prior to such taking while still retaining substantially the same material rights and benefits it bargained to receive under this Lease, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation as a result thereof, Landlord and Tenant shall each have the option to terminate this Lease on ninety (90) days Notice to the other party effective as of the date possession is required to be surrendered to the authority. Subject to Section 13.2 below, Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

     13.2 TENANT'S RIGHT TO AWARD. Notwithstanding anything to the contrary set forth in Section 13.1 above, Tenant shall have the right to claim and recover and Landlord hereby assigns to Tenant from the award, (i) the fair market value of Tenant Improvements and Alterations to the extent paid for solely by Tenant,
(ii) fifty percent (50%) of any sum attributable to a diminution of the present value (at the date of such taking) of the fair market rental value of portions of the Premises not condemned for the remainder of the term and any extensions,
(iii) fifty percent (50%) of any sum attributable to an excess of the present value (at the date of taking) of the fair market rental value of the condemned portion of the Premises for the remainder of the term and any extensions over the present value at the date of taking of the actual Base Rent for the remainder of the Lease Term and any Option Term, (iv) any sum awarded to Tenant for damages to or loss of Tenant's business, and (v) such compensation as may be separately awarded or recoverable by Tenant on account of any and all costs or losses related to removing Tenant's merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

     14.1 TRANSFERS. Tenant shall not, without the prior written consent (except as otherwise provided in section 14.8 below) of Landlord, which consent will not be unreasonably withheld, conditioned or delayed, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant, its Affiliates and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"); provided, however, Landlord hereby consents to such a lien on Tenant and its interests (including this Lease) from Tenant's existing bank, Silicon Valley Bank. If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty
(20) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the material terms of the proposed Transfer and the consideration therefor, including calculation of the "TRANSFER PREMIUM", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably and customarily required by landlord's of Comparable Buildings in connection with the review of similar transfers which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Subject to the provisions of this Article 14 (specifically including Section
14.8 hereof), any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall, within thirty (30) days after written request by Landlord, reimburse Landlord for all reasonable and actual out-of-pocket third-party costs and expenses incurred by Landlord in connection with its review of a proposed Transfer; provided that such costs and expenses shall not exceed One Thousand and No/100 Dollars ($1,000.00) for a Transfer in the ordinary course of business. Landlord and Tenant hereby agree that a proposed Transfer shall not be considered "in the ordinary course of business" if such Transfer involves the review of documentation by Landlord on more than two (2) occasions.

     14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

               14.2.1 The Transferee is of a character or reputation or engaged in a business which is materially inconsistent with the quality of the Building or the Project;

               14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

               14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

               14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; provided the provisions of this Section 14.2.4 shall be applicable only if (A) the proposed Transfer is an assignment of Tenant's interest in this Lease, (B) the proposed Transfer concerns 20,000 or more rentable square feet of the Premises, or (C) upon the consummation of the proposed Transfer, the Tenant and/or its Affiliates will not continue to directly occupy at least 40,000 rentable square feet of the Premises;

               14.2.5 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

     If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within nine (9) months after Landlord's consent, but not later than the expiration of said nine (9)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article
14. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent, unless a court of competent jurisdiction determines that Landlord was wrongful in its withholding or conditioning of its consent.

     14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant may retain one hundred percent (100%) any "Transfer Premium," as that term is defined in this
Section 14.3, received by Tenant from such Transferee, and Tenant shall not have any obligation to pay any portion of such Transfer Premium to Landlord. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the actual expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or additional rent provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, (iv) any marketing costs, (v) any lease takeover costs incurred by Tenant in connection with the Transfer, and (vi) any other costs or monetary concessions incurred or granted in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Rent paid during each annual period for the Subject Space, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

     14.4 INTENTIONALLY OMITTED.

     14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in commercially reasonable form, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) except as specifically set forth below, no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space; provided, however, Tenant shall be relieved and released from all liability under this Lease (A) as of the date of an assignment if the Transferee has a "Net Worth," as that term is set forth in Section 14.8 below, computed as of the date of such Transfer, in excess of $75,000,000, or (B) at any time after such assignment when Transferee satisfies the "Minimum Financial Requirements" set forth in
Article 21 of this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord's costs of such audit.

     14.6 ADDITIONAL TRANSFERS. For purposes of this Lease, the term "TRANSFER" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (I.E., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

     14.7 OCCURRENCE OF DEFAULT. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

     14.8 NON-TRANSFERS. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to (a) an affiliate of Tenant (an entity which is controlled by, controls or is under common control, as such term is defined in California General Corporations Code ("CGCC") Sections 160 and 5045, with, Tenant or Tenant's parent or any subsidiary of Tenant or Tenant's parent), (b) an entity which merges with or acquires or is acquired by, Tenant or a parent of Tenant, as defined in CGCC Sections 175 and 5064, or a subsidiary, as defined in CGCC Sections 189 and 5073, of Tenant's parent or Affiliate, or (c) a transferee of substantially all of the assets of Tenant (a, b and c to be collectively be referred to herein as an "AFFILIATE") along with any other entity which will qualify as an "affiliate" under CGCC 150 and 5031, shall not be deemed a Transfer under this Article 14, provided that at least thirty (30) days prior to such assignment or sublease (i) Tenant provides Landlord with reasonable evidence, including a certified audit opinion of an independent certified public accountant with a regional or national reputation, that any such entity maintains a net worth, calculated in accordance with generally accepted accounting principals, consistently applied ("NET WORTH"), equal to or greater than $20,000,000.00; (ii) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate; and (iii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. In the event an assignment or sublease to an Affiliate is made pursuant to the terms and conditions of this Section 14.8, Tenant shall be relieved of its obligations under this Lease to the extent the same become the terms and conditions of such Affiliate pursuant to such assignment or sublease. Notwithstanding the Net Worth requirements set forth in this
Section 14.8 above, for purposes of this Article 14, an Affiliate shall also include any entity which is occupying, without the benefit of any demising walls or other material barriers between its occupied space and the space occupied by Tenant, up to 25,000 rentable square feet of the Premises;
provided that Tenant actually occupies at least seventy-five percent (75%) of each floor of the Premises which is also occupied by such entity.

     14.9 PRE-APPROVED TRANSFERS. Notwithstanding anything to the contrary contained in this Article 14, a subletting or licensing of less than 4,000 rentable square feet of space on the first (1st) floor of the Premises to a qualified "Food Service Operator," as that term is defined below, shall be pre-approved; provided that (A) all necessary governmental or quasi-governmental approvals are secured by Tenant for such food service operation, (B) all reasonable rules and regulations imposed by Landlord on such food service operation shall be satisfied, specifically including, but not limited to, rules and regulations with regard to cleaning, trash removal, grease traps and signage, and (C) all costs associated with such food service operation, including the cost of improvements and compliance with (A) and (B), above, shall be borne by Tenant or its sublessee/licensee. For purposes of this Section 14.9, a qualified "FOOD SERVICE OPERATOR" is an entity (or person) operating a quick-service "deli-style" sandwich store or a full-service food service operation, whose primary business is the sale of food and beverage items for on-site consumption, which Food Service Operator (i) has a reputation of a first-class food service operator, and (ii) is then operating another food service operation with the same concept and has operated such a food service operation for no less than two years.

                                   ARTICLE 15

                      SURRENDER OF PREMISES; OWNERSHIP AND
                            REMOVAL OF TRADE FIXTURES

     15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

     15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty events, damage resulting from the negligence or willful misconduct of the Landlord Parties and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises (excluding, however, the initial Tenant Improvements), and Tenant shall repair at its own expense all damage to the Premises and Building to the extent resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER

     If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not, except as set forth below, constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to two hundred percent (200%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Notwithstanding the foregoing, Tenant shall have the one-time right, upon notice (the "HOLDOVER NOTICE") to Landlord not less than nine (9) months prior to the expiration of the then Lease Term, to extend the Lease Term for a period of up to six (6) months, the length of which shall be set forth in the Holdover Notice (the "PERMITTED HOLDOVER TERM"), in which case the Base Rent payable by Tenant during such Permitted Holdover Term shall equal the product of (a) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and
(b) one hundred twenty percent (120%) during the first three (3)-month period of such Permitted Holdover Term, and one hundred fifty percent (150%) during the second three (3)-month period of such Permitted Holdover Term. For purposes of this Article 16, a holding over shall include Tenant's remaining in the Premises after the expiration or earlier termination of the Lease Term, as required pursuant to the terms of Section 8.5, above, to remove any Alterations (required to be removed pursuant to SECTIONS 8.1 AND 8.5 of this Lease) or Above Building Standard Tenant Improvements located within the deli, gym or computer room portion of the Premises and replace the same with Building Standard Tenant Improvements with regard to any such Alteration (required to be removed pursuant to Sections 8.1 and 8.5 of this Lease). Except with respect to the Permitted Holdover Term, nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Except with respect to the Permitted Holdover Term, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

     Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, but in no event more than twice in any twelve (12) consecutive month period, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender.

                                   ARTICLE 18

                                  SUBORDINATION

     Subject to Tenant's receipt of an appropriate non-disturbance agreement(s) as set forth below, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Premises, Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. As of the date of this Lease, Landlord covenants that no deed of trust, mortgage, other encumbrance, or ground or underlying lease encumbers the Premises, Building or Project. Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the "NONDISTURBANCE AGREEMENT") in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the terms and conditions of this article 18. Such commercially reasonable Nondisturbance Agreements shall include the obligation of any such successor ground lessor, mortgage holder or lien holder to (i) recognize Tenant's rights specifically set forth in this Lease to offset certain amounts against Rent due hereunder, (ii) recognize and perform Landlord's obligations to comply with the terms and conditions of this Lease, and (iii) recognize Tenant's rights to otherwise receive certain credits against Rent as set forth in this Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Subject to Tenant's receipt of the Nondisturbance Agreement described herein, Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

    19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

         19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after written notice; or

         19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

         19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within sixty (60) days, or any execution or other judicially authorized seizure of all or substantially all of

Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within sixty (60) days; or

         19.1.4 Intentionally Omitted

         19.1.5 The failure by Tenant to observe or perform according to the provisions of Section 5.1 and Articles 17 or 18 of this Lease where such failure continues for more than fifteen (15) days after notice from Landlord.

    The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

    19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

         19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                         (i) The worth at the time of any unpaid rent which has
been earned at the time of such termination; plus

                         (ii) The worth at the time of award of the amount by
which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                         (iii) The worth at the time of award of the amount by
which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                         (iv) Any other amount necessary to compensate Landlord
for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                         (v) At Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     The term "RENT" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to

Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

         19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by this Lease and applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

     19.3 SUBLEASES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this ARTICLE 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole and absolute discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4 FORM OF PAYMENT AFTER DEFAULT. Following the occurrence of three (3) financial events of default by Tenant in any twelve (12) consecutive month period, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

     19.5 EFFORTS TO RELET. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to

Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

     19.6 LANDLORD DEFAULT. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease.

                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT

     Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21

                                SECURITY DEPOSIT

     21.1 DELIVERY OF LETTER OF CREDIT. Tenant shall deliver to Landlord concurrent with Tenant's execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in the initial amount of $2,789,970.00, which L-C shall be issued by Silicon Valley Bank or a money-center bank (a bank which accepts deposits, maintains accounts, has a local San Diego office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in a form and content reasonably acceptable to Landlord. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining, maintaining and/or renewing the L-C.

     21.2 APPLICATION OF LETTER OF CREDIT. The L-C shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the "L-C SECURITY DEPOSIT"). If any portion of the L-C is drawn upon, Tenant shall, within five (5) days after written demand therefor, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and if any portion of the L-C Security Deposit is used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount then required under this Lease, and Tenant's failure to do so shall be a default under this Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Real Property and the Project and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C provided that Tenant is given advance written notice of such transfer and such transferee or mortgagee agrees to be bound by the terms of the L-C and this Section 21.2. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord's transfer or assignment of the L-C Security Deposit and/or the L-C to such transferee or mortgagee. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within thirty (30) days following the expiration of the Lease Term. The L-C shall provide that the amount of the L-C Security Deposit shall be reduced to $1,394,985 if Tenant maintains the "Minimum Financial Requirements," as that term is defined below, for four (4) consecutive financial quarters, and shall be reduced to $0.00 if Tenant maintains the Minimum Financial Requirements for eight (8) consecutive financial quarters. For purposes of this Lease, the "MINIMUM FINANCIAL REQUIREMENTS" shall mean: (A) Gross Revenue (on an annualized basis) of not less than $50,000,000; (B) Net Income (on an annualized basis) of not less than $6,000,000 per year; (C) a Net Worth of no less than $40,000,000; and (D) a ratio of then current assets to then-current liabilities of no less than 2:1.


                                   ARTICLE 22

                          TELECOMMUNICATIONS EQUIPMENT

     At any time during the Lease Term, subject to the terms and conditions of this Article 22 and Article 8 of this Lease, Tenant may install, at Tenant's sole cost and expense, but without the payment of any Rent or a license or any fee or charge, a satellite or microwave dish, antennae or other communications, HVAC or other equipment servicing the business conducted by Tenant from within the Premises (all such equipment, including non-telecommunication equipment is, for the sake of convenience, defined collectively as the "TELECOMMUNICATIONS EQUIPMENT") upon the roof of the Building. The physical appearance and the size of the Telecommunications Equipment shall be subject to Landlord's reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Tenant subject to Landlord's reasonable approval and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such Telecommunications Equipment, at Tenant's sole cost and expense. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof. Tenant shall reimburse to Landlord the actual costs as defined in Section 6.2 reasonably incurred by Landlord in approving such Telecommunications Equipment. Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease. Such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld. Such Telecommunications Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations. The rights contained in this Article 22 shall be personal to the Original Tenant and its Affiliates and may only be exercised by the Original Tenant or an Affiliate (and not any assignee, subleasee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant and/or an Affiliate occupies at least one-half (1/2) of a floor in the Building. Tenant's right to place Telecommunications Equipment on the roof of the Building pursuant to this
Article 22 shall be exclusive; provided, however, Landlord shall retain the right to install rooftop communications equipment for Landlord's internal use; provided Landlord shall not unreasonably interfere with Tenant's Telecommunications Equipment and Landlord shall be responsible for any damage caused thereby.

                                   ARTICLE 23

                                      SIGNS

     23.1 FULL FLOORS. Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby and corridors of the Premises and the Building Parking Structure. The lobby and corridor signage rights in the Building and all signage in the Building Parking Structure shall be exclusive to Tenant.

     23.2 INTENTIONALLY OMITTED.

     23.3 PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as provided in this Article 23 below, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas.

     23.4 TENANT'S SIGNAGE.

         23.4.1 TENANT'S SIGNAGE RIGHTS. For purposes of this Lease, "Tenant's Signage" shall mean the "Building Signage" as that term is defined below; provided, however, Tenant's Signage is personal to Original Tenant and its Affiliates, is non-transferable, and is conditioned upon the Original Tenant and its Affiliates being in occupancy of at least sixty percent (60%) of the Premises. Tenant shall be entitled to install the following signage in connection with Tenant's lease of the Initial Premises (collectively, the "BUILDING SIGNAGE"):

                (i) Two (2) signs identifying Tenant's name and logo located at the top of, or on the eyebrow of, the Building;

                (ii) One (1) monument sign located adjacent to the main entrance point into the Project (the "BUILDING MONUMENT SIGN"); provided, however, that in any event the Landlord originally named in this Lease and its Affiliates (collectively, "KILROY") shall be able to locate its standard identification signage, in a size to be mutually and reasonably determined, on the Building Monument Sign (with lowest/least prominent position); and

                (iii) One (1) strip (with highest/most prominent position and consisting of no less than sixty percent (60%) of the total signage) on a monument located on the Mira Mesa, Genetic Center Drive corner of the Project, as set forth on the Project Site Plan attached hereto as Exhibit A-1 (the "PROJECT MONUMENT SIGN"); provided, however, such Project Monument Sign may, in addition to Tenant's one (1) strip, may only identify (A) General Instrument Corporation with signage comprising approximately twenty-five percent (25%) of such Project Monument Sign, and (B) Kilroy by its standard identification signage, in a size to be mutually and reasonably determined (but in no event consisting of more than fifteen percent (15%) of such Project Monument Sign). An approximate diagram of the Project Monument Sign is attached hereto as Exhibit A-3.

         23.4.2 SPECIFICATIONS AND PERMITS. Tenant's Signage shall set forth Tenant's name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.4.3, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "SIGN SPECIFICATIONS") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and the Building Standard Signage Specifications. Provided, however, that with respect to the sign(s) at the top of the Building, Tenant may have the maximum signage available by Applicable Law and the CC&R's. In the preceding sentence, the reference to "name" shall mean name and/or logo. In addition, Tenant's Signage shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all Applicable Law and to any covenants, conditions and restrictions affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant's Signage. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

         23.4.3 OBJECTIONABLE NAME. To the extent Original Tenant or its Affiliates desires to change the name and/or logo set forth on Tenant's Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with a first-class project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "OBJECTIONABLE NAME").

         23.4.4 COST AND MAINTENANCE. The costs of the actual signs comprising Tenant's Signage and the installation, design, construction, and any and all other costs associated with Tenant's Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall, subject to the terms and conditions of this Lease, be the sole responsibility of Tenant; provided that Landlord shall install the Project Monument Sign(s), at Landlord's sole cost and expense, and Tenant shall be responsible for the cost of Tenant's sign on the Project Monument Sign(s), but Landlord shall maintain all monument signs set forth in this Article 23 in good condition and repair, the cost of which in connection with the Project Monument Sign(s) shall be included in Operating Expenses. Should Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide Notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such Notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the actual cost of such work plus interest at the Interest Rate from the date of Landlord's payment of such actual costs to the date of Tenant's reimbursement to Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Signage to be removed and shall cause the areas in which such Tenant's Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant's Signage. If Tenant fails to timely remove such Tenant's Signage or to restore the areas in which such Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all actual costs incurred by Landlord in so performing, plus interest at the Interest Rate from the date of Landlord's payment of such costs to the date of Tenant's reimbursement to Landlord, shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant's receipt of an invoice therefor. The terms and conditions of this Section 23.4.4 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

     Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance, decrees, codes, common law, judgments, orders, rulings, awards or other governmental or quasi-governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated including any "Environmental Laws" as that term is defined in Section 29.33 of this Lease ("APPLICABLE LAW"). At its sole cost and expense, Tenant shall promptly comply with all such governmental measures to the extent that such governmental measures relate to Tenant's particular manner of use of the Premises for other than general office purposes (which general office purposes shall include engineering, customer support and service and telemarketing), the Tenant Improvements located in the Premises, or any Alterations thereof. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations to the extent such standards or regulations relate to Tenant's particular manner of use of the Premises for other than general office purposes (which general office purposes shall include engineering, customer support and service and telemarketing), the Tenant Improvements located in the Premises, or any Alterations thereof; provided that Landlord shall comply with any standards or regulations which relate to the Base Building or the Building Systems, unless such compliance obligations are triggered by the Tenant Improvements or the Alterations in the Premises, in which event such compliance obligations shall be at Tenant's sole cost and expense; provided further, and notwithstanding the foregoing, that Tenant shall not be required to make any repair to, modification of, or addition to the Base Building or the Building Systems except and to the extent required because of Tenant's use of the Premises for other than normal and customary business office operations (which normal and customary business office operations shall include engineering, customer support and service and telemarketing. The judgment of any court of competent jurisdiction or the admission by either party hereto in any judicial action, regardless of whether this other party is a party thereto, that such party has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Project, Base Building and Building Systems, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant's Parties or create a significant health hazard for Tenant's Parties or otherwise materially interfere with or materially affect Tenant's Permitted Use and enjoyment of the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with, and amortized to the extent required by, the terms and conditions of Section 4.2.4 of this Lease.

                                   ARTICLE 25

                                  LATE CHARGES

         If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days following written notice that said amount was not paid when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "BANK PRIME LOAN" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

     26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1;
(ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

     Landlord reserves the right during normal business hours, when accompanied by a representative of Tenant and upon no less than forty-eight (48) hours prior notice to Tenant (except in the case of an emergency), and in compliance with Tenant's reasonable security measures, to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Except as provided otherwise in this Lease, Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims (except with respect to damage to Tenant's personal property or the amount of any physical injury, but only to the extent caused by the gross negligence or willful misconduct of Landlord) for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Except as provided otherwise in this Lease, any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

                                   ARTICLE 28

                                 TENANT PARKING

         Commencing on the Lease Commencement Date, and continuing throughout the Lease Term (including any Option Term(s)), Landlord shall provide to Tenant, at no additional cost to Tenant, with no less than nine hundred (900) parking spaces on a monthly basis throughout the Lease Term (including any Option Term(s)), which parking spaces shall be located on the land and in the Building Parking Structure. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking spaces by Tenant or the use of the Building Parking Structure by Tenant. Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time by Landlord for the safe operation and use of the Building Parking Structure. Tenant shall have the sole and exclusive use of the parking spaces identified herein, shall have the sole right to designate reserved parking spaces, and Tenant shall have reasonable approval rights with regard to the parking plan and layout and no more than the legally required number of parking spaces shall be "compact" spaces.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

     29.1 TERMS; CAPTIONS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.2 BINDING EFFECT. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

     29.3 NO AIR RIGHTS. Except for Tenant's rights regarding Telecommunications Equipment set forth in Article 22, no rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     29.4 MODIFICATION OF LEASE. Should any prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not directly or indirectly cause an increased cost or expense to Tenant or in connection with Tenant's business operations or have any negative economic impact or in any other way materially adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified, at Landlord's sole cost and expense (including Tenant's reasonable attorneys' fees for review of the same), and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within thirty (30) days following a request therefor. Thereafter, at the request of either party, the other party agrees to execute a short form of Lease and deliver the same to the requesting party within ten (10) days following the request therefor, which the requesting party may thereafter record.

     29.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease so long as such transfer is not a subterfuge to avoid Landlord's obligations under this Lease, and Tenant agrees that in the event of any such transfer, and if the transferee assumes the applicable obligations, Landlord shall automatically be released from all liability (to the extent such obligations are assumed by the transferee) under this Lease not accrued as of the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer upon agreement by such transferee to fully assume and be liable for all obligations of this Lease to be performed by Landlord which first accrue or arise after the date of the conveyance (and including the return of any Security Deposit), and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security. Such transfer shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder. Notwithstanding anything to the contrary set forth in this Section
29.5 above, Landlord may not, without Tenant's prior written approval, transfer all or any portion of its interest in the Project or Building and in this Lease until all of Landlord's obligations to fund the Tenant Improvement Allowance have been satisfied and all of Landlord's Work under the Tenant Work Letter has been completed.

     29.6 PROHIBITION AGAINST RECORDING. Except as provided in Section 29.4 and this Section 29.6 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Landlord or Tenant or by anyone acting through, under or on behalf of either party. Notwithstanding the foregoing, at the request of Tenant, Landlord agrees to execute a short form of Lease in a form reasonably designated by Landlord and deliver the same to Tenant within ten (10) days following the request therefor, which Tenant may thereafter record.

     29.7 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     29.8 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

     29.9 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole and absolute discretion, may elect.

     29.10 TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     29.11 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.12 NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representations (except as specifically set forth in this Lease), including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the

Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

     29.13 LANDLORD EXCULPATION. The liability of the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to (1) to the extent such liability arises prior to the Lease Commencement Date, the interest of Landlord in the Building (including any insurance proceeds which Landlord receives), or (2) to the extent such liability arises after the Lease Commencement Date, the lesser of (a) the interest of Landlord in the Building (including any insurance, condemnation or sales proceeds which Landlord receives), or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord); provided, however, that except as specifically stated above with regard to the calculation of Landlord's interests, in no event shall such liability extend to any sales or insurance proceeds received by the Landlord Parties in connection with the Project, Building or Premises. None of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, the Landlord Parties shall not be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

     The provisions of the preceding Section 29.13 are subject to the following restrictions:

          (a) This Section shall not apply until all of Landlord's obligations to fund the Tenant Improvement Allowance have been satisfied and all of Landlord's Work under the Tenant Work Letter has been completed; and

          (b) This Section shall have no effect on Tenant's rights to withhold or set-off rents as specifically provided for elsewhere in this Lease.

     29.14 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

     29.15 INTENTIONALLY OMITTED.

     29.16 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid pursuant to this Lease and except as to Tenant's obligations under Section 5.1 and Article 24 of this Lease (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure; provided, however, to the extent such Force Majeure precludes Tenant's satisfaction of Article 24 of this Lease, such Force Majeure shall toll Tenant's time for compliance therewith.

     29.17 WAIVER OF REDEMPTION BY TENANT. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

     29.18 NOTICES. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("MAIL"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                       Kilroy Realty Corporation
                       2250 East Imperial Highway
                       Suite 1200
                       El Segundo, California  90245
                       Attention:  Legal Department

                       with copies to:

                       Kilroy Realty Corporation
                       12348 High Bluff Drive, Suite 110
                       San Diego, California  92130
                       Attention:  Ms. Lisa Irvin

                       and

                       Allen, Matkins, Leck, Gamble & Mallory
                       1999 Avenue of the Stars, Suite 1800
                       Los Angeles, California 90067
                       Attention:  Anton N. Natsis, Esq.

     29.19 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

     29.20 AUTHORITY. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.

     29.21 ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

     29.22 GOVERNING LAW; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM

BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

     29.23 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.24 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

     29.25 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not, except as expressly provided in this Lease to the contrary, be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as, to the extent required in this Lease, notice is first given to Landlord and an opportunity is granted to Landlord to correct such violations as provided in Section 19.6, above.

     29.26 PROJECT OR BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to install, affix and maintain any and all of its standard identification signs on the exterior and on the interior of the Project or Building pursuant to Article 23 hereof.

     29.27 COUNTERPARTS. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

     29.28 CONFIDENTIALITY. Landlord and Tenant each hereby acknowledge that the contents of this Lease and any related documents are confidential information. Each of the parties shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Landlord's or Tenant's partners, administrators, consultants, financial, legal, and space planning consultants, a prospective or current purchaser, mortgagee, or ground or underlying lessor of the Building or the Project, a prospective Transferee, and except as required by Applicable Law or in connection with a dispute or litigation hereunder or as required by subpoena.

     29.29 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future programs required by applicable law (provided Landlord provides Tenant with sufficient prior notice of such program's requirements) which are intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

     29.30 BUILDING RENOVATIONS. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that, subject to the terms and conditions of this Lease (specifically including Article 7), Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent unless Tenant is reasonably prevented from, and does not, use the Premises or a significant portion thereof. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions provided such Renovations do not materially adversely impact Tenant's use or occupancy of the Premises or the Project.

     29.31 NO VIOLATION. Landlord and Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause either party to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and each party shall protect, defend, indemnify and hold the other party harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

     29.32 COMMUNICATIONS AND COMPUTER LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "LINES") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

     29.33 HAZARDOUS SUBSTANCES.

           29.33.1 DEFINITIONS. For purposes of this Lease, the following definitions shall apply: "HAZARDOUS MATERIAL(S)" shall mean any substance or material that is described as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "Environmental Laws," as that term is defined below in this Section 29.33.1, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. "ENVIRONMENTAL LAWS" shall mean all federal, state, local and quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations and guidance documents now or hereafter be enacted or promulgated as amended from time to time, in any way relating to or regulating Hazardous Materials.

           29.33.2 COMPLIANCE WITH ENVIRONMENTAL LAWS. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the terms and conditions of Article 24 of this Lease; provided, however, such compliance is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant's Parties or create a significant health hazard for Tenant's Parties or otherwise materially interfere with or materially affect Tenant's Permitted Use and enjoyment of the Premises.

           29.33.3 INDEMNIFICATIONS. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from any and all claims of liability asserted against Tenant or any Tenant Parties by a third party, including without limitation any agency or instrumentality of the federal, state or local government, for bodily injury, including death, physical damage to or loss of use of property or cleanup activities to the extent required by applicable law (remedial or removal), arising from any Hazardous Materials (collectively, "HAZARDOUS MATERIALS CLAIMS") to the extent placed in, on, under or about the Project by Landlord Parties. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from any and all Hazardous Materials Claims arising from any Hazardous Materials to the extent placed in, on, under or about the Premises or the Project by Tenant or Tenant Parties.

         29.34 REASONABLENESS AND GOOD FAITH. Except for determinations expressly described as being in the "absolute discretion" of the applicable party, neither Landlord nor Tenant shall unreasonably withhold or delay any consent, approval or other determination provided for hereunder, and determinations subject to absolute discretion shall not be unreasonably delayed.

         29.35 TENANT RIGHT OF FIRST OFFER TO PURCHASE BUILDING. Landlord hereby grants to the Original Tenant and its Affiliates a right of first offer with respect to purchasing the Project, but only to the extent Landlord chooses to sell the Building on an individual, single-building basis, and provided that Tenant is not then in Default under this Lease (beyond any applicable notice and cure periods). Landlord shall notify Tenant (the "First Offer Notice") in the event Landlord desires to sell the Project on such an individual, single-building basis, and shall notify Tenant of the material price, terms (both monetary and non-monetary) and conditions pursuant to which it is willing to sell the Project. Tenant shall, during the fifteen (15) day period after Tenant's receipt of such First Offer Notice (the "Exclusive Negotiation Period"), have an exclusive opportunity to agree with Landlord upon such price, terms and conditions. If Tenant does not agree to such price, terms and conditions within the Exclusive Negotiation Period, Landlord shall have no obligation to sell the Building to Tenant and Landlord shall be free to negotiate and enter into a purchase agreement for the Building to anyone whom it desires on any price, terms and conditions it may agree; provided, however, such price and monetary terms shall be no more than three (3%) percent more favorable to such purchaser than the price and monetary terms offered to Tenant in the First Offer Notice. The rights contained in this Section 29.35 shall be personal to the Original Tenant and its Affiliates and may only be exercised by the Original Tenant or an Affiliate (and not any assignee, subleasee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant and/or an Affiliate occupies the entire Premises.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                                  "LANDLORD":

                                         KILROY REALTY, L.P.,
                                         a Delaware limited partnership

                                         By: Steve Scott
                                            ----------------------------------

                                              Its: Senior Vice President
                                                   ---------------------------

                                         By: Jeffrey C. Hawken
                                            ----------------------------------

                                              Its: Executive Vice President,
                                                   Chief Operation Officer
                                                   ---------------------------

                                                   "TENANT":

                                         NEWGEN RESULTS CORPORATION,
                                         a Delaware corporation

                                         By: Sam Simkin
                                            ----------------------------------

                                              Its:  Senior Vice President, CFO
                                                   ---------------------------

                                         By: Gerald Benowitz
                                            ----------------------------------

                                              Its: Chief Executive Officer
                                                   ---------------------------

                                   EXHIBIT A-1


                                 SORRENTO RIM II

                               OUTLINE OF PREMISES

                                   [ATTACHED]






                                  EXHIBIT A-1

                                   EXHIBIT A-2


                                 SORRENTO RIM II

                                LEGAL DESCRIPTION


                                   [ATTACHED]






                                  EXHIBIT A-2

                                   EXHIBIT A-3


                                 SORRENTO RIM II

                              PROJECT MONUMENT SIGN

                                   [ATTACHED]






                                  EXHIBIT A-3

                                    EXHIBIT B


                                 SORRENTO RIM II

                               TENANT WORK LETTER

                                   [ATTACHED]








                                  EXHIBIT B-1

                                    EXHIBIT C


                                 SORRENTO RIM II

                           NOTICE OF LEASE TERM DATES


To:
         -----------------------

         -----------------------

         -----------------------

         -----------------------

         Re: Office Lease dated ____________, 2000 between ____________________, a _____________________ ("Landlord"),
                  and _______________________, a _______________________
                  ("Tenant") concerning Suite ______ on floor(s) __________ of the office building located at ____________________________,
                  Sorrento, California.

Gentlemen:

         In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

         1. The Lease Term shall commence on or has commenced on ______________ for a term of __________________ ending on
                  __________________.

         2. Rent commenced to accrue on __________________, in the amount of ________________.

         3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

         4. Your rent checks should be made payable to __________________ at ___________________.

         5. The exact number of rentable/usable square feet within the Premises is ____________ square feet.

         6. Tenant's Share as adjusted based upon the exact number of usable square feet within the Premises is ________%.

                                                "Landlord":

                                                -----------------------------
                                                a
                                                 ----------------------------


                                                By:
                                                   --------------------------
                                                        Its:
                                                            -----------------

Agreed to and Accepted
as of ____________, 200__.

"Tenant":

-----------------------------
a
 ----------------------------


By:
   --------------------------
        Its:
            -----------------

                                    EXHIBIT D


                                 SORRENTO RIM II

                              RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

     1. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

     2. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

     3. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     4. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

     5. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.


                                   EXHIBIT D

     6. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent.

     7. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

     8. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material, except in compliance with applicable law. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

     9. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

     10. Except with respect to an approved "Deli Operator," no cooking shall be done or permitted on the Premises, nor shall the Premises be used for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

     11. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the Permitted Use provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

     12. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

     13. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency.

     14. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord (which shall not be unreasonably withheld or delayed), and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window and door coverings unless otherwise consented to in writing by Landlord. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.

     15. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

     16. Tenant must comply with any applicable "NO-SMOKING" Ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. Additionally, Tenant must provide at least one area within the Premises in which its employees, invitees and visitors may smoke, to the extent such area is required by law.

     17. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

     18. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

     19. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

     20. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

     21. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary (relative to a building occupied solely by one tenant) for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                    EXHIBIT E


                                 SORRENTO RIM II

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

     The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ___________, 2000 by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the office building located at ______________, Sorrento, California ____________, certifies as follows:

     1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

     2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

     3. Base Rent became payable on ____________.

     4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

     5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:






     6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

     7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Base Rent is $____________________.

     8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

     9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.


                                   EXHIBIT E

     10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

     11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

     12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

     13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

     14. To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

     The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

         Executed at ______________ on the ____ day of ___________, 200__.

                                            "Tenant":

                                                                         ,
                                     -----------------------------------
                                     a
                                      ----------------------------------

                                     By:
                                        --------------------------------
                                             Its:
                                                 -----------------------

                                     By:
                                        --------------------------------
                                             Its:
                                                 -----------------------

                                   EXHIBIT F-1


                         SUBSTANTIALLY COMPLETE COPY OF
              DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS
                                       FOR
                           SORRENTO RIM BUSINESS PARK

                                   [ATTACHED]








                                  EXHIBIT F-1

                                   EXHIBIT F-2


                                  KILROY REALTY

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

ALLEN, MATKINS, LECK, GAMBLE
         & MALLORY LLP
1999 Avenue of the Stars
18th Floor
Los Angeles, California 90067
Attention:  Anton N. Natsis, Esq.

================================================================================

                            RECOGNITION OF COVENANTS,
                          CONDITIONS, AND RESTRICTIONS

     This Recognition of Covenants, Conditions, and Restrictions (this "AGREEMENT") is entered into as of the __ day of ________, 200__, by and between __________________ ("Landlord"), and ________________ ("Tenant"), with reference to the following facts:

     A. Landlord and Tenant entered into that certain Office Lease Agreement dated _____, 2000 (the "Lease"). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the "PREMISES") located in an office building on certain real property described in EXHIBIT "A" attached hereto and incorporated herein by this reference (the "PROPERTY").

     B. The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately ___(__) acres of real property located in the City of ____________, California (the "PROJECT"), as more particularly described in EXHIBIT "B" attached hereto and incorporated herein by this reference.

     C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the "DECLARATION"), dated ________________, 200__, in connection with the Project.

     D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

     NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,


                                  EXHIBIT F-2

 1. TENANT'S RECOGNITION OF DECLARATION. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and be bound by all of the terms and conditions of the Declaration.

 2.      MISCELLANEOUS.

         2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

         2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

         2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

         2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

         2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys' fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

         2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

         2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

         2.8 Time is of the essence of this Agreement.

         2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.


                                  EXHIBIT F-2

         2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.






                                  EXHIBIT F-2

                        SIGNATURE PAGE OF RECOGNITION OF

                     COVENANTS, CONDITIONS AND RESTRICTIONS

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   "Landlord":

                                   -------------------------,
                                   a
                                     ------------------------
                                   By:
                                      -----------------------
                                          Its:
                                              ---------------


                                   "Tenant":


                                   -------------------------,
                                   a
                                     ------------------------
                                   By:
                                      -----------------------
                                          Its:
                                              ---------------
                                   By:
                                      -----------------------
                                           Its:
                                              ---------------




                                  EXHIBIT F-2

                                    EXHIBIT G

                                 SORRENTO RIM II


                            FORM OF LETTER OF CREDIT

                       (Letterhead of a money center bank
                           acceptable to the Landlord)

                              ______________, 200__


------------------------
------------------------
------------------------
------------------------

Gentlemen:

         We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of _____________________, a _____________________, the aggregate amount of _____________________ and No/100
Dollars ($_________).

         Funds under this Letter of Credit are available to the beneficiary hereof as follows:

         Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by _____________________ ("Beneficiary") when accompanied by this Letter of Credit and a written statement signed by __________________________, certifying that such moneys are due and owing to Beneficiary, together with a certificate of incumbency executed by ___________________ certifying the position and signature of the officer signing the statement, and a sight draft executed and endorsed by _____________, as a ________________ of Beneficiary.

         This Letter of Credit is transferable in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

         The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

         This Letter of Credit shall expire on ______________, 200__.

         Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Holder, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Holder, that this Letter of Credit will not be renewed.

         This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication 400.

         This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1983 Revision). International Chamber of Commerce Publication 400.

                                Very truly yours.

                                (Name of Issuing Bank)


                                 By:____________________________

                                  OFFICE LEASE

                                  KILROY REALTY

                                 SORRENTO RIM II









                              KILROY REALTY, L.P.,

                         a Delaware limited partnership,

                                  as Landlord,

                                       and

                           NEWGEN RESULTS CORPORATION,

                             a Delaware corporation,

                                    as Tenant

                                TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              ----
ARTICLE 1 PREMISES, BUILDING, PROJECT, AND COMMON AREAS.........................................................4

ARTICLE 2 INITIAL LEASE TERM; OPTION TERM.......................................................................8

ARTICLE 3 BASE RENT............................................................................................13

ARTICLE 4 ADDITIONAL RENT......................................................................................14

ARTICLE 5 USE OF PREMISES......................................................................................22

ARTICLE 6 SERVICES AND UTILITIES...............................................................................23

ARTICLE 7 REPAIRS..............................................................................................25

ARTICLE 8 ADDITIONS AND ALTERATIONS............................................................................27

ARTICLE 9 COVENANT AGAINST LIENS...............................................................................29

ARTICLE 10 INSURANCE...........................................................................................30

ARTICLE 11 DAMAGE AND DESTRUCTION..............................................................................34

ARTICLE 12 NONWAIVER...........................................................................................36

ARTICLE 13 CONDEMNATION........................................................................................36

ARTICLE 14 ASSIGNMENT AND SUBLETTING...........................................................................37

ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND  REMOVAL OF TRADE FIXTURES.....................................42

ARTICLE 16 HOLDING OVER........................................................................................43

ARTICLE 17 ESTOPPEL CERTIFICATES...............................................................................44

ARTICLE 18 SUBORDINATION.......................................................................................44

ARTICLE 19 DEFAULTS; REMEDIES..................................................................................45

ARTICLE 20 COVENANT OF QUIET ENJOYMENT.........................................................................48

ARTICLE 21 SECURITY DEPOSIT....................................................................................48

ARTICLE 22 TELECOMMUNICATIONS EQUIPMENT........................................................................49

ARTICLE 23 SIGNS...............................................................................................50


                                      (i)


ARTICLE 24 COMPLIANCE WITH LAW.................................................................................52

ARTICLE 25 LATE CHARGES........................................................................................53

ARTICLE 26 LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT................................................54

ARTICLE 27 ENTRY BY LANDLORD...................................................................................55

ARTICLE 28 TENANT PARKING......................................................................................55

ARTICLE 29 MISCELLANEOUS PROVISIONS............................................................................56



                                      (ii)

                                      INDEX


                                                                                                             PAGE(s)
                                                                                                             -------
Abatement Event................................................................................................14
Accountant.....................................................................................................22
Additional Rent................................................................................................14
Adjustment Month Index.........................................................................................34
Advocate Arbitrators...........................................................................................11
Affiliate......................................................................................................41
Alterations....................................................................................................27
Award..........................................................................................................11
Bank Prime Loan................................................................................................54
Base Building..................................................................................................28
Base Month Index...............................................................................................34
Base Rent......................................................................................................13
BOMA............................................................................................................5
Brokers........................................................................................................61
BS/BS Exception................................................................................................25
Builder's All Risk.............................................................................................28
Building Monument Sign.........................................................................................51
Building Signage...............................................................................................51
Building Structure.............................................................................................25
Building Systems...............................................................................................25
CC&Rs..........................................................................................................23
CGCC...........................................................................................................41
Claims.........................................................................................................30
Comparable Area................................................................................................10
Comparable Buildings...........................................................................................10
Comparable Deals................................................................................................9
Comparable Term................................................................................................10
Direct Expenses................................................................................................14
Eligibility Period.............................................................................................14
Environmental Laws.............................................................................................63
Estimate.......................................................................................................21
Estimate Statement.............................................................................................21
Estimated Direct Expenses......................................................................................21
Exclusive Negotiation Period...................................................................................64
Exercise Notice................................................................................................10
Expense Year...................................................................................................14
Failure to Agree Notice.........................................................................................6
First Offer Notice.............................................................................................64
Food Service Operator..........................................................................................42
Force Majeure..................................................................................................59
Hazardous Material(s)..........................................................................................63
Holdover Notice................................................................................................43
HVAC...........................................................................................................23
HVAC Notice....................................................................................................24



                                     (iii)


Index..........................................................................................................34
Initial NB Delivery Date........................................................................................6
Kilroy.........................................................................................................51
Landlord........................................................................................................1
Landlord Parties...............................................................................................30
Landlord Repair Notice.........................................................................................34
Landlord Response Notice.......................................................................................10
Landlord's Option Rent Calculation.............................................................................11
L-C Security Deposit...........................................................................................49
Lease...........................................................................................................1
Lease Commencement Date.........................................................................................8
Lease Expiration Date...........................................................................................8
Lease Term......................................................................................................8
Lease Year......................................................................................................8
Lines..........................................................................................................63
Mail...........................................................................................................59
Market Rent.....................................................................................................9
Net Worth......................................................................................................41
Neutral Arbitrator.............................................................................................11
New Building....................................................................................................6
New Building Amendment..........................................................................................7
New Building Commencement Date..................................................................................8
New Building Demand Notice......................................................................................6
New Building Lease..............................................................................................7
New Building Option.............................................................................................6
New Building Rent...............................................................................................7
New Building Rent Meeting.......................................................................................7
New Building Right Trigger Date.................................................................................7
New Building Term...............................................................................................8
New Building Terms Notice.......................................................................................6
New Building TI Construction Period.............................................................................8
Nondisturbance Agreement.......................................................................................44
Notices........................................................................................................59
Objectionable Name.............................................................................................52
Operating Expenses.............................................................................................14
Option Rent.....................................................................................................9
Option Term.....................................................................................................9
Option Term TI Allowance.......................................................................................10
Original Improvements..........................................................................................32
Original Tenant.................................................................................................9
Outside Agreement Date.........................................................................................11
Permitted Holdover Term........................................................................................43
Premises........................................................................................................4
Project Monument Sign..........................................................................................51
Proposition 13.................................................................................................19



                                      (iv)


Renovations....................................................................................................62
Rent Concessions................................................................................................9
Rent...........................................................................................................14
Sign Specifications............................................................................................51
Statement......................................................................................................20
Subject Space..................................................................................................38
Summary.........................................................................................................1
Tax Expenses...................................................................................................19
Telecommunications Equipment...................................................................................50
Tenant..........................................................................................................1
Tenant Designated HVAC Hours...................................................................................24
Tenant Parties.................................................................................................30
Tenant Work Letter..............................................................................................4
Tenant's Option Rent Calculation...............................................................................10
Tenant's Share.................................................................................................20
Tenant's Signage...............................................................................................51
Termination Date...............................................................................................12
Termination Fee................................................................................................12
Termination Notice.............................................................................................12
Transfer.......................................................................................................40
Transfer Notice................................................................................................38
Transfer Premium...............................................................................................39
Transferee.....................................................................................................38
Transfers......................................................................................................38
Unavailability Notice...........................................................................................6
Unusable Area..................................................................................................14





                                      (v)

                                    EXHIBIT B

                                 SORRENTO RIM II

                               TENANT WORK LETTER


                                    PREAMBLE

         This Tenant Work Letter sets forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and specifically addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as EXHIBIT B, and all references in this Tenant Work Letter to Sections of this "Tenant Work Letter" shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter. Except as defined to the contrary, all defined terms used in the Tenant Work Letter shall have the same meaning as the terms defined in the Lease.

                                    SECTION 1

                   DELIVERY OF THE PREMISES AND BASE BUILDING

         1.1 BASE BUILDING. In accordance with the terms and conditions of this Lease, Landlord shall deliver to Tenant the Base Building and the Building Parking Facility, which (i) shall be materially consistent with the site plan attached to the Lease as EXHIBIT A-1, and (ii) shall materially comply with and include the items and matters set forth on SCHEDULE 1 attached to this EXHIBIT B, at Landlord's sole cost and expense and without deduction from the Tenant Improvement Allowance. The Base Building and Building Parking Facility shall be in good condition and working order and shall comply with Applicable Laws, applicable building codes and other governmental laws, ordinances and regulations which were enacted prior to the Lease Commencement Date and applicable to new construction for unoccupied space to the extent required to obtain a certificate of occupancy (collectively, the "CODE") and Tenant shall, except as otherwise set forth in this Lease or in this Tenant Work Letter, accept the Premises, Base Building and Building Parking Facility from Landlord in their then existing, "as-is" condition as of the date the same are in their "Final Delivery Condition," as that term is set forth in Section 1.2 of this Tenant Work Letter, subject to the terms of this Section 1; provided, however, the "as-is" condition shall be first-class and fully operable.

         1.2 COMPLETION OF BASE BUILDING. Landlord shall use its commercially reasonable efforts to provide the "Contractor," as that term is defined in
Section 4.1 of this Tenant Work letter, with access to the Initial Premises on or before November 1, 2000 (the "ACCESS DATE"). On or before February 1, 2001 (the "INITIAL BASE BUILDING DELIVERY DATE"), Landlord shall deliver to Tenant the Building in the "Initial Delivery Condition," as that term is defined, below; provided, however, such Initial Base Building Delivery Date shall be subject to extension caused by Force Majeure and any delays in the construction and design of the Base Building (or

Building Parking Facility) caused by Tenant (a "TENANT DELAY," and any delays in the construction and design of the Tenant Improvements caused by Tenant which actually cause a delay in the construction and design of the Base
Building/Building Parking Facility shall also be a Tenant Delay). For purposes of this Tenant Work Letter, the "INITIAL DELIVERY CONDITION" shall mean completion of the items set forth on SCHEDULE 1. On or before the Lease Commencement Date, Landlord shall, subject to punch list items and Tenant Delays, cause the Base Building and Building Parking Facility to be substantially completed (the "FINAL DELIVERY CONDITION").

                                    SECTION 2

                               TENANT IMPROVEMENTS

         2.1 TENANT IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of Thirty and No/100 Dollars ($30.00) per rentable square foot of the Building for the costs relating to the initial design and construction of Tenant's improvements and any other improvements to the Building above the level of the Base Building, which are permanently affixed to the Premises (the "TENANT IMPROVEMENTS"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

         2.2      DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE.

                  2.2.1 TENANT IMPROVEMENT ALLOWANCE ITEMS. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

                           2.2.1.1 Payment of the fees of the "Architect" and
the "Engineers," as those terms are defined in SECTION 3.1 of this Tenant Work Letter, and payment of the third party fees reasonably incurred by Landlord, and the cost of documents and materials supplied to Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in SECTION 3.1 of this Tenant Work Letter;

                           2.2.1.2 The payment of plan check, permit and license
fees relating to construction of the Tenant Improvements;

                           2.2.1.3 The cost of construction of the Tenant
Improvements, including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors' fees and general conditions;

                           2.2.1.4 The cost of any changes in the Base Building
and/or the Building Parking Facility (including hard and soft costs directly attributable to such changes) when such changes are required by the Construction Drawings;

                           2.2.1.5 The cost of any changes to the Construction
Drawings or Tenant Improvements required by all applicable building codes (the "CODE");

                           2.2.1.6 The cost of the "Landlord Supervision Fee,"
as that term is defined in SECTION 4.2.2 of this Tenant Work Letter;

                           2.2.1.7 Sales and use taxes;

                           2.2.1.8 The cost of delivering, installing and
purchasing Tenant's security systems, telephone switch, and communications equipment and cabling and Tenant's work stations, furniture, fixtures and equipment (collectively, "FF&E"), provided that the reimbursement for such costs does not, in the aggregate, exceed Five and No/100 Dollars ($5.00) per rentable square foot of the Premises (the "FF&E ALLOWANCE CAP"); and

                           2.2.1.9 All other costs to be expended by Landlord in
connection with the construction of the Tenant Improvements.

                  2.2.2 DISBURSEMENT OF TENANT IMPROVEMENT ALLOWANCE. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

                           2.2.2.1 MONTHLY DISBURSEMENTS. On or before the day
of each calendar month, as determined by Landlord, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in SECTION 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in SECTION 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises;
(iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this SECTION 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "FINAL RETENTION"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Final Working Drawings," as that term is defined in SECTION 3.3 below, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

                           2.2.2.2 FINAL RETENTION. Subject to the provisions of
this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

                           2.2.2.3 OTHER TERMS. Landlord shall only be obligated
to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease.

         2.3 STANDARD TENANT IMPROVEMENT PACKAGE. Landlord has established specifications (the "BUILDING STANDARD TENANT IMPROVEMENTS") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises, a copy of which are attached as SCHEDULE 3 to this EXHIBIT B. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Building Standard Tenant Improvements, provided that Landlord may, at Landlord's option, require the Tenant Improvements to comply with certain Building Standard Tenant Improvements. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

         2.4 REMOVAL OF ABOVE BUILDING STANDARD TENANT IMPROVEMENTS. "ABOVE STANDARD TENANT IMPROVEMENTS" shall mean (a) any part of the Tenant Improvements which do not constitute Building Standard Tenant Improvements, including, but not limited to, plumbing and millwork; (b) any changes in or additions to the Tenant Improvements made at the request of Tenant or due to any other act or omission on the part of Tenant; and (c) a configuration of the Tenant Improvements which is not usual and customary for normal occupancy; provided, however, such Above Standard Tenant Improvements shall be limited to only the deli, gym and computer room portions of the Premises which are not included in
SCHEDULE 3 to this EXHIBIT B; provided, however, that to the extent the gym portion of the Premises is located on the second (2nd) floor of the Premises, such gym shall be deemed to constitute an Above Standard Tenant Improvement. Notwithstanding anything to the contrary set forth in the preceding sentence, to the extent the Lease naturally expires on the Lease Expiration Date or the last day of any exercised Option Term (as opposed to earlier expiration or termination of the Lease), such gym shall be deemed to constitute Building Standard Tenant Improvements. If so directed by Landlord prior to the end of the Term of this Lease, Tenant, at its sole cost and expense, shall remove from the Premises any Above Standard Tenant Improvements designated by Landlord in accordance with Sections 8.1 and 8.5 of the Lease. Such removal of Above Standard Tenant Improvements shall be performed promptly and shall be completed by Tenant on or before the end of the Term of this Lease if notice of removal is given at least thirty (30) days prior to the end of the Term, and if Tenant fails to remove and/or replace any Above Standard Tenant Improvements, Landlord may do so and Tenant shall reimburse Landlord for the cost of such removal and/or replacement.

         2.5 FAILURE TO DISBURSE TENANT IMPROVEMENT ALLOWANCE AND OTHER ALLOWANCES. If Landlord fails to timely fulfill its obligation to fund any portion of the Tenant Improvement Allowance, Tenant shall be entitled to deliver Notice ("PAYMENT NOTICE") thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously provided to Tenant. If Landlord still fails to fulfill any such obligation within twenty
(20) business days after Landlord's receipt of the Payment Notice from Tenant and if Landlord fails to deliver Notice to Tenant within such twenty (20) business day period explaining Landlord's good-faith reasons that Landlord believes that the amounts described in Tenant's Payment Notice are not due and payable by Landlord ("REFUSAL NOTICE"), Tenant shall be entitled to fund such portion of the Tenant Improvement Allowance as defined above in Section 2.1 of this Tenant Work Letter and to offset the amount so funded, together with interest at the Interest Rate from the date of funding until the date of offset, against Tenant's next obligations to pay Rent. However, if Tenant is in Default under Section 19.1.1 of this Lease at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such Default is cured. If, however, Landlord so delivers a Refusal Notice to Tenant, then Tenant shall not be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord under the Lease; provided that under no circumstances shall Tenant be allowed to terminate the Lease based upon a such default by Landlord; provided further, however, the notice and cure periods otherwise required pursuant to SECTION 19.6 of the Lease shall be deemed to have been satisfied upon completion of the procedure specified in this
SECTION 2.5.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

         3.1 SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant has selected Pacific Cornerstone Architects as the architect/space planner (the "ARCHITECT") to prepare the "Construction Drawings" as that term is defined in this SECTION
3.1. Tenant shall provide Landlord with a list of potential engineering/design build consultants for Landlord's pre-approval, from which Tenant shall thereafter select the engineering/design build consultants (the "ENGINEERS") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS." All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's approval. Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Architect shall be solely responsible for the same, and Landlord and Tenant shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this SECTION 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction

Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. While the Architect and Engineers shall be retained by Landlord, Teannt is hereby designated as a third party beneficiary of all contracts entered into by Landlord with the Architect and Engineers with respect to the Tenant Improvements.

         3.2 FINAL SPACE PLAN. On or before the date set forth in SCHEDULE 2, attached hereto, Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the "FINAL SPACE PLAN"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect (based upon a commercially reasonable standard. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and immediately thereafter re-submitted to Landlord for its approval. Such procedure shall continue until the Final Space Plan is approved by Landlord.

         3.3 FINAL WORKING DRAWINGS. On or before the date set forth in SCHEDULE 2, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "FINAL WORKING DRAWINGS") and shall submit the same to Landlord for Landlord's approval. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect; provided, however, that Landlord may only disapprove or condition its approval of the Final Working Drawings due to (i) an adverse effect on the Building Systems or the Building Structure, (ii) non-compliance with Applicable Laws, or (iii) an adverse affect on the exterior appearance of the Building (individually or collectively, a "DESIGN PROBLEM"). If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised to correct such Design Problem(s), and immediately thereafter re-submitted to Landlord for its approval. Such procedure shall continue until the Final Working Drawings are approved by Landlord.

         3.4 PERMITS. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements. Tenant shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in SECTION 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the "PERMITS"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the date set forth in SCHEDULE 2. Notwithstanding anything to the contrary set forth in this SECTION 3.4, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Tenant Improvements in the Premises (as opposed to the Base Building), and that the obtaining of the same shall be Tenant's responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, only to the extent such change, modification or alteration would create a Design Problem.

         3.5 TIME DEADLINES. Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the "Cost Proposal," as that term is defined in SECTION 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant's progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this SECTION 3, SECTION 4, below, and in this Tenant Work Letter are set forth and further elaborated upon in
SCHEDULE 2 (the "TIME DEADLINES"), attached hereto. Tenant agrees to comply with the Time Deadlines. In the event that Tenant requests any material changes to the Approved Working Drawings ("CHANGES"), Landlord shall not unreasonably withhold or condition its consent to any such Changes, and shall grant its consent to such Changes within five (5) business days after Landlord's receipt of Tenant's request for the same, provided the proposed Change does not create a Design Problem.

                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

         4.1  TENANT'S SELECTION OF CONTRACTORS.

                  4.1.1 THE CONTRACTOR. TFW Construction ("CONTRACTOR") shall be retained by Tenant as the general contractor to construct the Tenant Improvements, which Contractor has been approved by Landlord.

                  4.1.2 TENANT'S AGENTS. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "TENANT'S AGENTS") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

         4.2  CONSTRUCTION OF TENANT IMPROVEMENTS BY TENANT'S AGENTS.

                  4.2.1 CONSTRUCTION CONTRACT; COST BUDGET. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "CONTRACT"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in SECTIONS 2.2.1.1 THROUGH 2.2.1.9, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "FINAL COSTS"). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the "OVER-ALLOWANCE AMOUNT") equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord's option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in SECTIONS 2.2.2.1 (i), (ii),
(iii) AND (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.

                  4.2.2    TENANT'S AGENTS.

                           4.2.2.1 LANDLORD'S GENERAL CONDITIONS FOR TENANT'S
AGENTS AND TENANT IMPROVEMENT Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Tenant shall pay a logistical coordination fee (the "LANDLORD SUPERVISION FEE") to Landlord in an amount equal to the product of (i) one percent (1%) and (ii) the sum of (A) that portion of the Tenant Improvement Allowance attributable to hard costs of construction of the Tenant Improvements, (B) the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter) attributable to hard costs of construction of the Tenant Improvements, and (C) any other amounts expended by Tenant in connection with the construction of the Tenant Improvements.

                           4.2.2.2 INDEMNITY. Tenant's indemnity of Landlord as
set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to

Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

                           4.2.2.3 REQUIREMENTS OF TENANT'S AGENTS. Each of
Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one
(1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

                           4.2.2.4  INSURANCE REQUIREMENTS.

                                    4.2.2.4.1 GENERAL COVERAGES. All of Tenant's
Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

                                    4.2.2.4.2 SPECIAL COVERAGES. Tenant shall
carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

                                    4.2.2.4.3 GENERAL TERMS. Certificates for
all insurance carried pursuant to this SECTION 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this SECTION
4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under SECTION 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

                  4.2.3 GOVERNMENTAL COMPLIANCE. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

                  4.2.4 INSPECTION BY LANDLORD. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

                  4.2.5 MEETINGS. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

                  4.2.6 NO CHARGEBACKS. To the extent that Landlord has performed, or will perform, any extra or other work in or for the benefit of the Premises which is not specifically called for by the Approved Working Drawings, except in the case where such work is not required hereunder to be performed by Landlord and Tenant requests Landlord to perform such work, such work shall not be charged to Tenant or deducted from the Tenant Improvement Allowance. Unless otherwise approved in writing by Tenant, neither Tenant nor Contractor shall be required to use any materials or supplies prestocked or otherwise furnished by Landlord.

                  4.2.7 PRESENCE OF HAZARDOUS MATERIALS. Throughout the period (the "CONSTRUCTION PERIOD") commencing with the date of this Lease and ending with the completion of the Tenant Improvements, Landlord shall comply with the provisions of SECTION 29.33 of the Lease.

                  4.2.8 BONDING. Notwithstanding any provision to the contrary set forth in this Tenant Work Letter or the Lease, neither Contractor nor Tenant shall be required to obtain or provide any completion, performance or other bond in connection with the Tenant Improvements.

         4.3 NOTICE OF COMPLETION; COPY OF RECORD SET OF PLANS. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

         4.4  LEASE COMMENCEMENT DATE DELAY.

                  4.4.1 DEFINITIONS. The term "COMMENCEMENT DATE DELAY" shall mean only (A) a "Landlord Caused Delay," as that term is defined below in this
Section 4.4.1 of this Tenant Work Letter, or (B) a delay caused by a Force Majeure. As used in this Tenant Work Letter, "LANDLORD CAUSED DELAY" shall mean actual delays to the extent resulting from the following acts or omissions of
Landlord: (i) failure of Landlord to timely approve or disapprove any Construction Drawings; (ii) material and unreasonable interference by Landlord, its agents or Landlord Parties (except as otherwise allowed under this Tenant Work Letter) with the Substantial Completion of the Tenant Improvements and which objectively preclude or delay the construction of tenant improvements in the Building by any person, which interference relates to access by Tenant, or Tenant's Agents to the Building or any Building facilities (including loading docks and freight elevators) or service (including temporary power and parking areas as provided herein) during normal construction hours, or the use thereof during normal construction hours;
(iii) failure of the Landlord to deliver the Building in the Initial Delivery Condition on or before February 17, 2001; (iv) delays due to the acts or failures to act of Landlord, its agents or contractors with respect to payment of the Tenant Improvement Allowance and/or any cessation of work upon the Tenant Improvements as a result thereof, and (v) failure of Landlord to progress with Landlord's Work in accordance with a mutually approved schedule therefore such that the failure delays or interferes with construction of the Tenant Improvements. For purposes of this Section 4.4, "SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS" shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Construction Drawings, with the exception of any punch list items.

                  4.4.2 DETERMINATION OF LEASE COMMENCEMENT DATE DELAY. If Tenant contends that a Lease Commencement Date Delay has occurred, Tenant shall notify Landlord in writing (the "DELAY NOTICE") of the event which constitutes such Lease Commencement Date Delay. If such actions, inaction or circumstance described in the Delay Notice are not cured by Landlord within one (1) business day of Landlord's receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Lease Commencement Date Delay, then a Lease Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice and ending as of the date such delay ends.

         4.5 GOVERNMENTAL COMPLIANCE. Landlord and Tenant hereby acknowledge that it is their intent that the Tenant Improvements comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

         4.6 CONTRACTOR'S INSURANCE. Landlord shall require Contractor (and subcontractors) to maintain customary and prudent types and amounts of insurance with regard to the construction of the Tenant Improvements, specifically including, but not limited to, worker's compensation insurance and public liability insurance. In addition, Landlord shall maintain "Builder's All Risk" insurance in customary and prudent amounts with regard to the construction of the Tenant Improvements.

                                    SECTION 5

                                  MISCELLANEOUS

         5.1 TENANT'S ENTRY INTO THE PREMISES PRIOR TO SUBSTANTIAL COMPLETION. Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data, telephone and security equipment) in the Premises. Prior to Tenant's entry into the

Premises as permitted by the terms of this SECTION 5.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this SECTION 6.1.

         5.2 TENANT'S REPRESENTATIVE. Tenant has designated Mr. Kurt Gilliland and Mr. Chris Clark as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter. Mr. Gilliland shall be the Project Manager with regard to the Tenant Improvements.

         5.3 LANDLORD'S REPRESENTATIVE. Landlord has designated Mr. Steve Stock as "Project Manager" who shall be responsible for the implementation of all Tenant Improvements to be performed by Landlord in the Premises. With regard to all matters involving such Tenant Improvements, Tenant shall communicate with the Project Manager rather than with the Contractor. Landlord shall not be responsible for any statement, representation or agreement made between Tenant and the Contractor or any subcontractor. It is hereby expressly acknowledged by Tenant that such Contractor is not Landlord's agent and has no authority whatsoever to enter into agreements on Landlord's behalf or otherwise bind Landlord. The Project Manager will furnish Tenant with notices of substantial completion, cost estimates for Above Standard Tenant Improvements, Landlord's approvals or disapprovals of all documents to be prepared by Tenant pursuant to this Tenant Work Letter and changes thereto.

         5.4 INTENTIONALLY OMITTED.

         5.5 TIME OF THE ESSENCE IN THIS TENANT WORK LETTER. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

         5.6 TENANT'S LEASE DEFAULT. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

         5.7 MISCELLANEOUS CHARGES. Landlord shall provide to Tenant, at no additional cost to Tenant, hoists, security and similar items to the extent such items are then being used by Landlord in the construction of Landlord's Work and so long as the same does not interfere with the performance of Landlord's Work and no fees are imposed upon Landlord in connection therewith.

         5.8 CLEAN UP. Prior to the delivery to Tenant of the Building, Landlord shall remove all rubbish and debris therefrom provided that Landlord shall not be responsible for the removal of rubbish or debris resulting from Tenant's move into the Premises.

         5.9 GOVERNMENTAL COMPLIANCE. Landlord and Tenant hereby acknowledge that it is their intent that the Tenant Improvements comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

         5.10 PUNCH LIST ITEMS. Within thirty (30) days of the Lease Commencement Date, Tenant shall provide Landlord a punch list which relates to Base Building, which punch list shall consist of those decorative and minor mechanical type adjustments which do not materially interfere with Tenant's use of the Premises (collectively, the "Punch List Items"). Upon receipt of the punch list, Landlord shall, at Landlord's sole cost and expense proceed to diligently remedy all such Punch List Items. If Landlord fails to cure any Punch List Item which can reasonably be cured within thirty (30) days of receipt of the punch list, Tenant may remedy such uncured item and seek reimbursement for such remedy from the Tenant Improvement Allowance, and as to any other Punch List Item that cannot reasonably be cured within such thirty (30) day period, Tenant may only cure and seek reimbursement if Landlord does not cure within a reasonable time given the nature of such Punch List Item.

         5.11 STAGING AREA STORAGE SPACE. Beginning sixty (60) days prior to the Lease Commencement Date and subject to availability, as reasonably determined by Landlord, Tenant shall have the right, without the obligation to pay rent, to use at Tenant's sole risk the empty space in the Building designated by Landlord for the purposes of storing and staging Tenant's property. With respect to such free storage space, Tenant shall provide all insurance and any necessary fencing or other protective facilities and Tenant shall not interfere with completion of Landlord's Work. Any property of Tenant stored in the Premises pursuant to this
Section 5.10 shall be stored at Tenant's sole risk. Tenant shall hold Landlord harmless and indemnify Landlord from and against any and all loss, liability or cost arising out of or in connection with use of this storage space by Tenant, except to the extent caused by the willful misconduct of Landlord.

                             SCHEDULE 1 TO EXHIBIT B


                                  BASE BUILDING

                                   [ATTACHED]



                                 SCHEDULE 1 TO
                                   EXHIBIT B

                             SCHEDULE 2 TO EXHIBIT B


                                 TIME DEADLINES

         Preparation and approval of the Space Plans, Final Plans and the Work Cost Statement shall proceed as indicated below.


---------------------------------------------------------------- -------------------- --------------------------------

                            ACTION                                 RESPONSIBILITY                DUE DATE
---------------------------------------------------------------- -------------------- --------------------------------
(i)      Submission of the Space Plans                                 Tenant         30 days following the date the
                                                                                      Lease is fully executed and
                                                                                      delivered by and between
                                                                                      Landlord and Tenant.
---------------------------------------------------------------- -------------------- --------------------------------

(ii)     Delivery of written notice approving or disapproving         Landlord        5 days after (i), above.
         Space Plans
---------------------------------------------------------------- -------------------- --------------------------------

(iii)    Submission, if necessary, of redesign of Space Plans          Tenant         10 days after (ii), above.
---------------------------------------------------------------- -------------------- --------------------------------

(iv)     Delivery of written notice of final approval                 Landlord        5 days after (iii), above.
         of Space Plans (if (iii) was necessary)
---------------------------------------------------------------- -------------------- --------------------------------

(v)      Submission of Final Plans to Landlord                         Tenant         50 days after Landlord's
                                                                                      approval of Space Plans.
---------------------------------------------------------------- -------------------- --------------------------------

(vi)     Delivery of written notice approving or disapproving         Landlord        5 days after (v), above.
         Final Plans
---------------------------------------------------------------- -------------------- --------------------------------

(vii)    Submission, if necessary, of redesign of Space Plans          Tenant         10 days after (vi), above.
---------------------------------------------------------------- -------------------- --------------------------------

(viii)   Delivery of written notice of final approval                 Landlord        3 days after (vii), above.
         of Space Plans (if (vii) was necessary)
---------------------------------------------------------------- -------------------- --------------------------------

(ix)     Submission of Work Cost estimate to Landlord                   Tenant        20 days after approval of
                                                                                      Final Plans.
---------------------------------------------------------------- -------------------- --------------------------------

(x)      Delivery of written notice of final approval                   Tenant        5 days after (ix), above.
         of Work Cost Statement and any additions
         or deletions to the scope of work by Tenant
         to be required to balance costs against the
         allowance
---------------------------------------------------------------- -------------------- --------------------------------



                                 SCHEDULE 2 TO
                                   EXHIBIT B

                             SCHEDULE 3 TO EXHIBIT B


                      BUILDING STANDARD TENANT IMPROVEMENTS

                                   [ATTACHED]










                                 SCHEDULE 3 TO
                                   EXHIBIT B
                                      -1-